UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

Registration Statement under the Securities Act of 1933

URBAN BARNS FOODS INC.
(Exact name of registrant as specified in its charter)

Nevada	100	20-0215404
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

7170 Glover Road, Milner, BC,
Canada, V0X 1T0
(604) 888-0420
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Resident Agents of Nevada, Inc.
711 S Carson Street, Suite 4
Carson City, Nevada 89701
(775) 882-4641
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Macdonald Tuskey
1210-777 Hornby Street, Vancouver, BC
Canada, V6Z 1S4
Tel: (604) 689-1022
Fax: (604) 681-4760

Approximate Date of Commencement of Proposed Sale to the Public:  As soon as practicable after this Prospectus is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Prospectus number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer ☐ Accelerated filer  ☐ Non-accelerated filer ☐ Smaller reporting company  ☑

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Security (1) ($)	Proposed Maximum Aggregate Offering Price (1) ($)	Amount of Registration Fee ($)
Shares of Common Stock, par value $0.01	1,470,588	0.27	387,058.76
Shares of Common Stock, par value $0.01	27,000,000(2)	0.27(3)	7,290,000.00
Total				548.09

(1)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 of the Securities Act of 1933.
(2)	Shares underlying warrants.
(3)
Computed assuming all of the shares of Series A Preferred Stock are sold and the market price at the time of such sale is $0.27 per share, which is the average closing price per share of the registrant’s common stock over ten trading days ended May 27, 2010.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

PROSPECTUS

URBAN BARNS FOODS INC.

28,470,588 Shares of Common Stock

DATED June 2, 2010

OFFERING PRICE:  $0.27 PER SHARE

This prospectus relates to the resale of up to 28,470,588 shares of our common stock by Socius CG II, Ltd., (the “Selling Securityholder”), consisting of 1,470,588 shares of common stock issued to the Selling Secuirtyholder pursuant to that certain Preferred Stock Purchase Agreement, dated April 13, 2010, between Urban Barns Foods Inc., and Socius Capital Group, LLC, an affiliate of the Selling Securityholder (the “Purchase Agreement”) and 27,000,000 shares of common stock issuable upon exercise of a warrant issued to the Selling Securityholder pursuant to the Purchase Agreement. The Selling Securityholder may sell such common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The Selling Securityholder may be deemed an underwriter within the meaning of the Securities Act of 1933, as amended, in connection with the sale of the shares. We will pay the expenses of registering these shares. We will not receive proceeds from the sale of our shares by the Selling Securityholder; however, we will receive payment in cash or notes issued by the Selling Securityholder upon any exercise of warrants.

The securities are being registered to permit the Selling Securityholder to sell the securities from time to time in the public market. The Selling Securityholder may sell the securities through ordinary brokerage transactions or through any other means described in the section titled “Plan of Distribution.” We do not know when or in what amount the Selling Securityholder may offer the securities for sale. The Selling Securityholder may sell any, all or none of the securities offered by this prospectus.

Our common stock is quoted on the OTC Bulletin Board under the symbol “URBF.OB”.  The last reported sale price of our common stock on the OTC Bulletin Board on June 1, 2010 was $0.25.   The OTC Bulletin Board is a regulated quotation service that displays real-time quotes, last-sale prices and volume information for over-the-counter equity securities.  Over-the-counter securities are traded by a community of market makers that enter quotes and trade through a sophisticated computer network. Information on the OTC Bulletin Board can be found at www.otcbb.com.

OTC Bulletin Board quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not represent actual transactions.  Our common stock is presently not traded on any stock market or securities exchange. We do not intend to apply for listing on any national securities exchange or on the NASDAQ stock market.  The purchasers in this offering may be receiving an illiquid security.

An investment in our securities is speculative. See the section entitled "Risk Factors" beginning on Page 8 of this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus.  Any representation to the contrary is a criminal offense.

The date of this Prospectus is June 2, 2010

Prospectus Summary

This Prospectus includes forward-looking statements. To the extent that any statements made in this Prospectus contain information that is not historical, such as financial projections, information or expectations about our business plans, results of operations, products or markets, or future events, such statements are forward-looking. Forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”.  Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements.  These include, among others, the cautionary statements in the “Risk Factors” section beginning on page 8 of this Prospectus and the “Management's Discussion and Analysis of Financial Position and Results of Operations” section elsewhere in this Prospectus.  We do not undertake any obligation to publicly update any forward-looking statements.

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date. In this prospectus, references to “Urban Barns,” “the Company,” “we,” “us,” and “our,” refer to Urban Barns Foods Inc.

Our Business

We were incorporated as HL Ventures Inc. on May 21, 2007 under the laws of the State of Nevada.   On December 4, 2009 we acquired all of the issued and outstanding common shares of Urban Barns Foods Inc., a privately held company incorporated under the laws of the Province of Alberta, pursuant to a share exchange agreement dated October 9, 2009.  As a result, Urban Barns is now our wholly owned subsidiary.  Our principal executive office is located at 7170 Glover Drive, Milner, British Columbia, Canada V0X 1T0.  Our telephone number is 604.888.0420.  Our fiscal year end is July 31.

We are an urban produce production company that aims to be the supplier of choice of fresh, locally grown, high-quality organic and conventional fruits and vegetables for urban consumers.

We have identified a revenue opportunity in the produce industry which we believe is currently underutilized.  This consists primarily of producing select fruits and vegetables in a secure, indoor environment in close proximity to urban centers, where the population of potential consumers exceeds that of rural locales, regardless of regional climate or outdoor growing season constraints.  Our business plan therefore seeks to eliminate two of the most important logistical problems facing both producers and consumers of organic and conventional fruits and vegetables today:

●	costs and delays related to shipping fresh produce from where it is grown to where it can be sold; and
●	variations in climate that prevents certain produce from being grown in certain markets.

Our strategy is to develop a series of “urban barns” that we use to grow our fruits and vegetables in a number of urban centers, beginning with Vancouver, Canada and San Juan, Puerto Rico.  To do this, we plan to lease and retrofit a series of warehouse-type facilities in high density strategic locations and purchase and install proprietary growing machines to grow our organic and conventional produce.  This will provide consumers with a desirable degree of food security in addition to the other benefits associated with vertical farming, such as a reduced ecological footprint.

Our mission is to become the first company to create brand-name awareness for its produce by providing locally-grown fruits and vegetables to local retailers and businesses at prices that compete with those at which conventional and organic produce is typically offered.  We believe that this will permit consumers to substitute fresh, healthy, high-quality local equivalents into their diet in place of fruits and vegetables grown in distant regions at a similar or more competitive price point.

The Offering

The 28,470,588 shares of our common stock being registered by this Prospectus represent approximately 36% of our issued and outstanding common stock as of June 2, 2010 assuming all of the warrants held by the Selling Securityholder are exercised.

Securities Offered:	28,470,588 shares of common stock offered by the Selling Securityholder.
Initial Offering Price:	The Selling Securityholder may sell all or a portion of their shares through public or private transactions at prevailing market prices or at privately negotiated prices.
Minimum Number of Securities to be Sold in this Offering:	None
Securities Issued and to be Issued:
As of June 2, 2010 we had 49,804,758 shares of our common stock as well as warrants and options to acquire an additional 27,371,500 shares of our common stock, issued and outstanding.

All of the common stock to be sold under this Prospectus will be sold by existing stockholders. Our common stock is quoted on the OTC Bulletin Board under the symbol “URBF.OB”. Trading of securities on the OTC Bulletin Board is often sporadic and investors may have difficulty buying and selling or obtaining market quotations, which may have a depressive effect on the market price for our common stock.

Proceeds:
We will not receive any proceeds from the sale of our common stock by the Selling Securityholder, however, we will receive payment in cash or notes issued by the Selling Securityholder upon any exercise of warrants.

Financial Summary Information

All references to currency in this Prospectus are to U.S. Dollars, unless otherwise noted.

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section and the accompanying financial statements and related notes included elsewhere in this Prospectus.

Income Statement Data

	Three Months Ended January 31, 2010 ($) (unaudited)	Six Months Ended January 31, 2010 ($) (unaudited)	Year ended July 31, 2009 ($)
Revenues	-	-	-
Operating Expenses	76,839	98,096	60,135
Net Profit (Loss)	(88,509)	(109,820)	(60,135)
Net Profit (Loss) per share – Basic and Diluted	(0.00)	(0.00)	(0.00)

Balance Sheet Data

	January 31, 2010 ($) (unaudited)	July 31, 2009 ($)	July 31, 2008 ($)
Working Capital Surplus (Deficiency)	(39,876)	(2,571)	57,565
Total Assets	40,814	3,098	57,565
Total Current Liabilities	62,100	5,669	-

Risk Factors

Please consider the following risk factors before deciding to invest in our common stock.

Any investment in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described below, and all other information contained in this prospectus, before you decide whether to purchase our common stock. The occurrence of any of the following risks could harm our business. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also become important factors that may harm our business. You may lose part or all of your investment due to any of these risks or uncertainties.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks we face as described below and elsewhere in this prospectus.

Risks Related to Our Business

1. The loss of Jacob Benne, our President, Chief Executive Officer, and Director, and Daniel Meikleham our Chief Financial Officer and the Chairman of our Board of Directors would harm our business and decrease our ability to operate profitably.

We will rely heavily on Jacob Benne and Daniel Meikleham to conduct our operations and the loss of these individuals could significantly disrupt our business.  Virtually all material decisions concerning the conduct of our business are made or are significantly influenced by Jacob Benne and Daniel Meikleham.  We have a consulting agreement with Mr. Benne, but Mr. Benne is able to terminate the agreement with one month’s written notice.  We do not have an employment agreement with Mr. Meikleham, and as such, they may resign from their positions with us at any time.  While we believe that we may be able to enter into executive services agreements with Jacob Benne and Daniel Meikleham that ensure their continued provision of services to us, we cannot assure you that we will be able to enter into such agreements in the near future, if at all. Should we fail to enter into acceptable agreements with Jacob Benne and Daniel Meikleham, we may not be able to maintain the visibility in the industry that is necessary to develop our business plan which will lead to an inability to create revenues and achieve profitability.

2. We require additional funding to continue our operations.  If we do not secure additional funding, we may not be able to develop our growing facilities which will affect our ability to generate revenues and achieve profitability.

Our failure to raise additional capital to finance our business could force us to limit or cease our operations.  Our business plan contemplates that we will finance a significant portion of each of our vegetable and fruit growing facilities through external financing via debt, equity or joint ventures.  Accordingly, we will need to raise additional funds, and we may not be able to obtain additional debt or equity financing on favorable terms, if at all. If we raise additional equity financing, our stockholders may experience significant dilution of their ownership interests, and the per-share value of our common stock could decline. If we engage in debt financing, we may be required to accept terms that restrict our ability to incur additional indebtedness and force us to maintain specified liquidity or other ratios.  If we need additional capital and cannot raise it on acceptable terms, we may not be able to, among other things, finance the acquisition of growing equipment as well as the production and/or distribution of produce, which would negatively impact our business and our ability to generate revenues and achieve profitability.

3. Investors may not be able to adequately evaluate our business due to our short operating history, lack of revenues and no customers. We may not be successful in developing our products or our services and the value of your investment could decline.

We are a development stage company with no substantial tangible assets in a highly competitive industry. We have little operating history, no customers and no revenues. This makes it difficult to evaluate our future performance and prospects. Our prospects must be considered in light of the risks, expenses, delays and difficulties frequently encountered in establishing a new business in an emerging and evolving industry, including the following factors:

●	our business model and strategy are still evolving and are continually being reviewed and revised;

●	we may not be able to raise the capital required to develop our initial client base and reputation; and

●	we may not be able to successfully develop our planned products and services.

There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations. We cannot be sure that we will be successful in meeting these challenges and addressing these risks and uncertainties. If we are unable to do so, our business will not be successful and the value of your investment in us will decline.

4. There is substantial doubt as to whether we will continue operations. If we discontinue operations, you could lose your investment.

The following factors raise substantial doubt regarding the ability of our business to continue as a going concern: (i) the losses we incurred since our inception; (ii) our lack of operating revenues as at January 31, 2010; and (iii) our dependence on sale of equity securities and receipt of capital from outside sources to continue in operation. We anticipate that we will incur increased expenses without realizing enough revenues. We therefore expect to incur significant losses in the foreseeable future. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue our business. If we are unable to obtain financing from outside sources and eventually produce enough revenues, we may be forced to sell our assets, curtail or cease our operations. If this happens, you could lose all or part of your investment.

5. If we do not achieve the appropriate cost structure in the highly competitive food industry, we may not be able to achieve profitability.

Our success depends in part on our ability to achieve the appropriate cost structure and operate efficiently in the highly competitive food industry, particularly in an environment of volatile input costs. We will attempt to implement profit-enhancing initiatives that impact our supply chain and general and administrative functions. These initiatives will be focused on cost-saving opportunities in procurement, manufacturing, logistics, and customer service, as well as general and administrative overhead levels. If we are not able to effectively manage costs and achieve additional efficiencies, we may not be able to compete in our industry and achieve profitability.

6. Success depends in part on our ability to attract and retain our personnel, which we may or may not be able to do. Our failure to do so could prevent us from achieving our goals and becoming profitable.

Although we have not experienced problems attracting and retaining key personnel in the recent past, we believe that our inability to attract or retain our personnel could have a material adverse effect on our ability to conduct our business. If we are unable to retain personnel, we may not be able to provide adequate services and marketing to develop and maintain a good reputation and brand in the market, which could prevent us from generating sufficient revenues to become profitable.

7. As our business assets and the majority of our directors and officers are located outside of the US, investors may be limited in their ability to enforce US civil actions against our assets or our directors and officers. You may not be able to receive compensation for damages to the value of your investment caused by wrongful actions by our directors.

Our current business assets are located in Canada and the majority of our directors and officers are resident outside of the US. Consequently, it may be difficult for United States investors to affect service of process within the United States upon our assets or our directors or officers, or to realize in the United States upon judgments of United States courts predicated upon civil liabilities under U.S. Federal Securities Laws. A judgment of a U.S. court predicated solely upon such civil liabilities may not be enforceable in a foreign court if the U.S. court in which the judgment was obtained did not have jurisdiction, as determined by the foreign court, in the matter. There is substantial doubt whether an original action could be brought successfully in foreign jurisdictions against any of our assets or our directors or officers predicated solely upon such civil liabilities. You may not be able to recover damages as compensation for a decline in your investment.

8. We indemnify our directors against liability to us and our shareholders, and the costs of this indemnification could negatively affect our operating results.

Our Bylaws allow for the indemnification of our officers and directors in regard to his carrying out the duties of his offices. The Bylaws also allow for reimbursement of legal defenses.

As to indemnification for liabilities arising under the Securities Act of 1933 for directors, officers or persons controlling us, we have been informed that in the opinion of the SEC such indemnification is against public policy and unenforceable.

Since our directors and officers are aware that they may be indemnified for carrying out the duties of their offices, they may be less motivated to meet the standards required by law to properly carry out their duties, which could have a negative impact on our operating results. Also, if any director or officer claims against us for indemnification, the costs could have a negative effect on our operating results.

9. Deterioration of general economic conditions could harm our business and results of operations.

Our business and results of operations may be adversely affected by changes in national or global economic conditions, including inflation, interest rates, availability of capital markets, consumer spending rates, energy availability and costs (including fuel surcharges), and the effects of governmental initiatives to manage economic conditions.

The continued volatility in financial markets and the deterioration of national and global economic conditions could impact our business and operations in a variety of ways, including as follows:

●	consumers may shift purchases to lower-priced private label or other value offerings or may forego certain purchases altogether during economic downturns; and

●	it may become more costly or difficult to obtain debt or equity financing to fund operations or investment opportunities, in each case on terms and within a time period acceptable to us.

10. We may be subject to product liability claims and product recalls, which could negatively impact our profitability.

We plan to sell food products for human consumption, which involves risks such as product contamination or spoilage, product tampering, and other adulteration of food products. We may be subject to liability if the consumption of any of our products causes injury, illness, or death. In addition, we will voluntarily recall products in the event of contamination or damage.  A significant product liability judgment or a widespread product recall may negatively impact our sales and profitability for a period of time depending on product availability, competitive reaction, and consumer attitudes. Even if a product liability claim is unsuccessful or is not fully pursued, the negative publicity surrounding any assertion that our products caused illness or injury could adversely affect our reputation with potential customers and our corporate and brand image.

11. If we fail to comply with the many laws applicable to our business, we may face lawsuits or incur significant fines and penalties.

Once operating, our facilities and products will be subject to many laws and regulations administered by the United States Department of Agriculture, the Federal Food and Drug Administration, the Occupational Safety and Health Administration, and other federal, state, local, and foreign governmental agencies relating to the processing, packaging, storage, distribution, advertising, labeling, quality, and safety of food products and health and safety of our employees. Our failure to comply with applicable laws and regulations could subject us to lawsuits, administrative penalties and injunctive relief, civil remedies, including fines, injunctions, and recalls of our products. Our operations are also subject to extensive and increasingly stringent regulations administered by the Environmental Protection Agency, which pertain to the discharge of materials into the environment and the handling and disposition of wastes. Failure to comply with these regulations can have serious consequences, including civil and administrative penalties and negative publicity.

12. Increased competition may result in reduced sales or profits.

The food industry is highly competitive, and increased competition can have an impact on our sales and we may need to reduce prices to respond to competitive and customer pressures. Competitive pressures also may restrict our ability to increase prices, including in response to cost increases. We may not be able to generate profits if a reduction in prices or increased costs are not counterbalanced with increased sales volume.

13. An oversupply of fruit and vegetables in the marketplace may cause us to experience a decline in revenues due to a lack of demand for our products.

Despite a general increase in market size, the amount of fruit and vegetables produced by our competitors, especially during peak periods, may create an oversupply in the market and may reduce our ability to attract customers, maintain pricing, and achieve profitability.

14. We must identify changing consumer preferences and develop and offer food products to meet their preferences.

Consumer preferences evolve over time and the success of our products will depend on our ability to identify the tastes and dietary habits of consumers and to offer products that appeal to their preferences. Introduction of new products requires significant research and development as well as marketing. If our products fail to meet consumer preference, then the return on that investment will be less than anticipated and our strategy to grow sales and profits with investments in marketing and innovation will be less successful.

15. Our growing technology is not yet proven and we have not used it to grow commercially viable amounts of fruit and vegetables.  If our technology is not capable of producing commercially viable amounts of fruit and vegetables, we will not be able to generate revenues.

The technology we use to grow fruit and vegetables in urban settings is untested in large scale commercial production.  If our technology is not capable of producing fruit and vegetables in sufficient quantities, or if growing fruit and vegetables in these quantities using our technology proves to be too costly, we will not be able to generate revenues or achieve profitability.

Risks Related to the Ownership of Our Stock

16. We will likely conduct further offerings of our equity securities in the future, in which case your proportionate interest may become diluted.

Since our inception, we have relied on sales of our common stock to fund our operations.  We will likely be required to conduct additional equity offerings in the future to finance our current business or to finance subsequent businesses that we decide to undertake.  If common stock is issued in return for additional funds, the price per share could be lower than that paid by our current stockholders.  We anticipate continuing to rely on equity sales of our common stock in order to fund our business operations.  If we issue additional stock, your percentage interest in us will be diluted.

17. Though our common stock is quoted on the OTC Bulletin Board, trading of our stock is sporadic.  This could adversely affect your ability to sell your shares and the available price for the shares when sold.  You may not be able to sell your shares at your purchase price or at any price at all.

Our common stock is quoted on the OTC Bulletin Board under the trading symbol “URBF”.  The market for our stock is highly volatile.  We cannot assure you that there will be a market in the future for our common stock.  Trading of securities on the OTC Bulletin Board is often sporadic and investors may have difficulty buying and selling or obtaining market quotations, which may have a depressive effect on the market price for our common stock.  You may not be able to sell your shares at your purchase price or at any price at all.  Accordingly, you may have difficulty reselling any shares your purchase from the Selling Securityholder.

18. Because the SEC imposes additional sales practice requirements on brokers who deal in shares of penny stocks, some brokers may be unwilling to trade our securities. This means that you may have difficulty reselling your shares, which may cause the value of your investment to decline.

Our shares are classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 (the “Exchange Act”) which imposes additional sales practice requirements on brokers-dealers who sell our securities in this offering or in the aftermarket.  For sales of our securities, broker-dealers must make a special suitability determination and receive a written agreement prior from you to making a sale on your behalf.  Because of the imposition of the foregoing additional sales practices, it is possible that broker-dealers will not want to make a market in our common stock.  This could prevent you from reselling your shares and may cause the value of your investment to decline.

19. Financial Industry Regulatory Authority (FINRA) sales practice requirements may limit your ability to buy and sell our common stock, which could depress the price of our shares.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer.  Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things.  Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers.  Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

20. Our security holders may face significant restrictions on the resale of our securities due to state “blue sky” laws.

Each state has its own securities laws, often called “blue sky” laws, which (i) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration, and (ii) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state.  Before a security is sold in a state, there must be a registration in place to cover the transaction, or the transaction must be exempt from registration. The applicable broker must be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as the market-makers for our common stock.  There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities.  You should therefore consider the resale market for our common stock to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification.

21. We do not intend to pay dividends and there will thus be fewer ways in which you can make a gain on your investment.

We have never paid any cash or stock dividends and we do not intend to pay any dividends for the foreseeable future.  To the extent that we may require additional funding currently not provided for in our financing plan, our funding sources may prohibit the declaration of dividends.  Because we do not intend to pay dividends, any gain on your investment will need to result from an appreciation in the price of our common stock.  There will therefore be fewer ways in which you can make a gain on your investment.

22. Our compliance with the Sarbanes-Oxley Act and SEC rules concerning internal controls will be time-consuming, difficult, and costly.

It will be time-consuming, difficult and costly for us to develop and implement the internal controls, processes and reporting procedures required by the Sarbanes-Oxley Act.  We may need to hire additional personnel to do so, and if we are unable to comply with the requirements of the legislation we may not be able to obtain the independent accountant certifications that the Sarbanes-Oxley Act requires publicly traded companies to obtain.

Under Section 404 of the Sarbanes-Oxley Act and current SEC regulations, we will be required to furnish a report by our management on our internal control over financial reporting beginning with our Annual Report on Form 10-K for our fiscal year ending July 31, 2010.  We will soon begin the process of documenting and testing our internal control procedures in order to satisfy these requirements, which is likely to result in increased general and administrative expenses and may shift management’s time and attention from revenue-generating activities to compliance activities.  While we expect to expend significant resources to satisfy this requirement, we may not be able to achieve our objective on a timely basis.

Use of Proceeds

We will not receive any proceeds from the resale of the securities offered through this Prospectus by the Selling Securityholder, however, we will receive payment in cash or notes issued by the Selling Securityholder upon any exercise of warrants.  If all such warrants covered by this prospectus are exercised for cash, we will receive gross proceeds of approximately $6,750,000 in the form of a note.

Determination of Offering Price

The Selling Securityholder will sell its shares at prevailing market prices or privately negotiated prices. The number of securities that may be actually sold by the Selling Securityholder will be determined by the Selling Securityholder. The Selling Securityholder is under no obligation to sell all or any portion of the securities offered, nor is the Selling Securityholder obligated to sell such shares immediately under this Prospectus. The Selling Securityholder may sell securities at any price depending on privately negotiated factors such as its own cash requirements, or objective criteria of value such as the market value of our assets.

Selling Security Holders

All of the shares of common stock registered for sale pursuant to this prospectus are shares issued to the Selling Securityholder in payment of a commitment fee or issuable upon exercise of a warrant owned by the Selling Securityholder. All of the shares offered hereby were acquired or will be acquired by the Selling Securityholder in connection with that certain Preferred Stock Purchase Agreement, dated April 13, 2010, between us and Socius Capital Group, LLC, an affiliate of the Selling Securityholder.  We have agreed to pay all expenses and costs to comply with our obligation to register the Selling Securityholder’s shares of common stock. We have also agreed to indemnify and hold harmless the Selling Securityholder against certain losses, claims, damages or liabilities, joint or several, arising under the Securities Act of 1933.

The following table sets forth the name of the Selling Securityholder, the number of shares of common stock beneficially owned by the Selling Securityholder immediately prior to the date of this prospectus (assuming that we sell all $5 million of Series A Preferred Stock and that those sales take place at times when our stock price is $0.17 per share) and the total number of shares that may be offered pursuant to this Prospectus. The table also provides information regarding the beneficial ownership of our common stock by the Selling Securityholder as adjusted to reflect the assumed sale of all of the shares offered under this prospectus. Percentage of beneficial ownership before this offering is based on 49,804,758 shares of our common stock outstanding as of June 2, 2010. The Selling Securityholder may offer the shares for sale from time to time in whole or in part. Except where otherwise noted, the Selling Securityholder named in the following table has, to our knowledge, sole voting and investment power with respect to the shares beneficially owned by it.

Name of Selling Security Holder	Shares Owned Prior to this Offering (1)	Percent (2)	Maximum Numbers of Shares Being Offered	Beneficial Ownership After Offering	Percentage Owned upon Completion of the Offering (2)
Socius CG II, Ltd. (3)	28,470,588 (4)	36.4	28,470,588	0	0
Total	28,470,588	36.4	28,470,588

(1)
The number and percentage of shares beneficially owned is determined to the best of our knowledge in accordance with the Rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose.  Under such rules, beneficial ownership includes any shares as to which the selling security holder has sole or shared voting or investment power and also any shares which the selling security holder has the right to acquire within 60 days of the date of this Prospectus.

(2)	The percentages are based on 78,275,346 shares of our common stock issued and outstanding and as at June 2, 2010, assuming all of the warrants held by the Selling Securityholder are exercised.

(3)
The sole stockholder of Socius CG II, Ltd. is Socius Capital Group, LLC.  Voting and dispositive power with respect to the shares held by Socius CG II, Ltd. is exercised by Terren Peizer, the Managing Director of Socius Capital Group, LLC and Socius CG II, Ltd., who acts as investment advisor to these entities.  Neither Socius Capital Group, LLC nor Socius CG II, Ltd. is a registered broker-dealer or an affiliate of a registered broker-dealer.

(4)
Consists of 1,470,588 shares of our common stock owned by the Selling Securityholder and warrants exercisable by the Selling Securityholder to acquire an additional 27,000,000 shares of our common stock.

Except as otherwise noted in the above list, the named party beneficially owns and has sole voting and investment power over all the shares or rights to the shares.  The numbers in this table assume that none of the Selling Securityholder will sell shares not being offered in this Prospectus or will purchase additional shares, and assumes that all the shares being registered will be sold.

Other than as described above, none of the Selling Securityholder or their beneficial owners has had a material relationship with us other than as a security holder at any time within the past three years, or has ever been one of our officers or directors or an officer or director of our predecessors or affiliates.

Plan of Distribution

The Selling Securityholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of the shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Securityholder may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	broker-dealers may agree with the Selling Securityholder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale;

●	throughthe writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

●	any other method permitted pursuant to applicable law.

The Selling Securityholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Securityholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Securityholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Securityholder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

In connection with the sale of our common stock or interests therein, the Selling Securityholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Securityholder may also sell shares of our common stock short and deliver these securities to close out its short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Securityholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The Selling Securityholder and any broker-dealers that act in connection with the sale of the shares might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by such broker-dealers and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The Selling Securityholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.  If the Selling Securityholder is deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, the Selling Securityholder will be subject to the prospectus delivery requirements of the Securities Act.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the Selling Securityholder may be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the Selling Securityholder or any other person. We will make copies of this prospectus available to the Selling Securityholder and have informed the Selling Securityholder of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

We will not receive any proceeds from the sale of the shares by the Selling Securityholder.

Regulation M

During such time as the Selling Securityholder may be engaged in a distribution of any of the securities being registered by this Prospectus, the Selling Securityholder is required to comply with Regulation M under the Exchange Act.  In general, Regulation M precludes any selling security holder, any affiliated purchaser and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security that is the subject of the distribution until the entire distribution is complete.

Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods.  Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution.  Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security.  We have informed the Selling Securityholder that the anti-manipulation provisions of Regulation M may apply to the sales of its shares offered by this Prospectus, and we have also advised the Selling Securityholder of the requirements for delivery of this Prospectus in connection with any sales of the shares offered by this Prospectus.

With regard to short sales, the Selling Securityholder cannot cover its short sales with securities from this offering.  In addition, if a short sale is deemed to be a stabilizing activity, then the Selling Securityholder will not be permitted to engage in such an activity.  All of these limitations may affect the marketability of our common stock.

Penny Stock Rules

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC which:

●	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

●
contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violations of such duties or other requirements of federal securities laws;

●	contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask prices;

●	contains the toll-free telephone number for inquiries on disciplinary actions;

●	defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and

●	contains such other information, and is in such form (including language, type size, and format) as the SEC shall require by rule or regulation.

Prior to effecting any transaction in a penny stock, a broker-dealer must also provide a customer with:

●	the bid and ask prices for the penny stock;

●	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock;

●	the amount and a description of any compensation that the broker-dealer and its associated salesperson will receive in connection with the transaction; and

●	a monthly account statement indicating the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser's written acknowledgment of the receipt of a risk disclosure statement, (ii) a written agreement to transactions involving penny stocks, and (iii) a signed and dated copy of a written suitability statement.  These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our securities, and therefore our stockholders may have difficulty selling their shares.

Blue Sky Restrictions on Resale

When the Selling Securityholder wants to sell shares of our common stock under this Prospectus in the United States, the selling security holder will need to comply with state securities laws, also known as “blue sky laws,” with regard to secondary sales.  All states offer a variety of exemptions from registration of secondary sales.  Many states, for example, have an exemption for secondary trading of securities registered under section 12(g) of the Exchange Act or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s.  The broker for a selling security holder will be able to advise the stockholder as to which states have an exemption for secondary sales of our common stock.

Any person who purchases shares of our common stock from the Selling Securityholder pursuant to this Prospectus, and who subsequently wants to resell such shares will also have to comply with blue sky laws regarding secondary sales.

When this Prospectus becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, we will be able to identify whether he will need to register or may rely on an exemption from registration.

Description of Securities to be Registered

Our authorized capital stock consists of 100,000,000 shares of common stock, $0.01 par value, and 100,000,000 shares of preferred stock, $0.01 par value.

Common Stock

As of June 2, 2010, there were 49,804,758 shares of our common stock, and warrants to acquire a further 27,371,500 shares of our common stock, issued and outstanding.

Holders of our common stock have no preemptive rights to purchase additional shares of common stock or other subscription rights.  Our common stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions.  All shares of our common stock are entitled to share equally in dividends from sources legally available, when, as and if declared by our Board of Directors, and upon our liquidation or dissolution, whether voluntary or involuntary, to share equally in our assets available for distribution to our stockholders.

Our Board of Directors is authorized to issue additional shares of our common stock not to exceed the amount authorized by our Articles of Incorporation, on such terms and conditions and for such consideration as our Board may deem appropriate without further security holder action.

Voting Rights

Each holder of our common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote.  Since the shares of our common stock do not have cumulative voting rights, the holders of more than 50% of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to our Board of Directors.

Dividend Policy

Holders of our common stock are entitled to dividends if declared by the Board of Directors out of funds legally available for payment of dividends.  From our inception to June 2, 2010 we did not declare any dividends.

We do not intend to issue any cash dividends in the future.  We intend to retain earnings, if any, to finance the development and expansion of our business.  However, it is possible that our management may decide to declare a stock dividend in the future.  Our future dividend policy will be subject to the discretion of our Board of Directors and will be contingent upon future earnings, if any, our financial condition, our capital requirements, general business conditions and other factors.

Preferred Stock

We are authorized to issue up to 100,000,000 shares of “blank check” preferred stock.  Preferred stock may be issued in one or more series and having the rights, privileges and limitations, including voting rights, conversion privileges and redemption rights, as may, from time to time, be determined by our board of directors.  Preferred stock may be issued in the future in connection with acquisitions, financings, or other matters as our board of directors deems appropriate.  In the event that any shares of preferred stock are to be issued, a certificate of designation containing the rights, privileges and limitations of such series of preferred stock will be filed with the Secretary of State of the State of Nevada.  The effect of such preferred stock is that, subject to Federal securities laws and Nevada law, our board of directors alone, may be able to authorize the issuance of preferred stock which could have the effect of delaying, deferring, or preventing a change in control of us without further action by the stockholders, and may adversely affect the voting and other rights of the holders of our common stock.  The issuance of preferred stock with voting and conversion rights may also adversely affect the voting power of holders of our common stock, including the loss of voting control to others.

Pursuant to the Preferred Stock Purchase Agreement entered into on April 13, 2010, Socius Capital Group, LLC has agreed to purchase, upon the terms and subject to the conditions set forth therein and described below, up to $5.0 million of our newly authorized, non-convertible, redeemable Series A preferred stock at a price of $10,000 per share.  Under the terms of the purchase agreement, from time to time, in our sole discretion, we may present Socius with a notice to purchase a specified amount of Series A preferred stock, which Socius is obligated to purchase on the 10th trading day after the date of the notice, subject to satisfaction of certain closing conditions.  We will determine, in our sole discretion, the timing and amount of Series A preferred stock to be purchased by Socius, and may sell such shares in multiple tranches.  Socius will not be obligated to purchase the Series A preferred stock upon our notice (i) in the event the closing price of our common stock during the nine trading days following delivery of our notice falls below 75% of the closing price on the trading day prior to the date such notice is delivered to Socius or (ii) to the extent such purchase would result in Socius and its affiliates beneficially owning more than 9.99% of our outstanding common stock.

The Series A preferred stock is redeemable at our option on or after the fifth anniversary of the date of its issuance. The Series A preferred stock also has a liquidation preference per share equal to the original price per share thereof plus all accrued dividends thereon, and is subject to repurchase by us at Socius’ election under certain circumstances, or following the consummation of certain fundamental transactions by us, at the option of a majority of the holders of the outstanding shares of our Series A preferred stock.

Holders of Series A preferred stock will have no voting rights.  Holders of Series A preferred stock will be entitled to receive dividends, which will accrue in shares of Series A preferred stock on an annual basis at a rate equal to 10% per annum from the issuance date. Accrued dividends will be payable upon redemption of the Series A preferred stock. The Series A preferred stock ranks, with respect to dividend rights and rights upon liquidation:

●	senior to our common stock and any other class or series of common or preferred stock; and

●	junior to all of our existing and future indebtedness.

Interests of Named Experts and Counsel

No expert or counsel named in this Prospectus as having prepared or certified any part thereof or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our common stock was employed on a contingency basis or had or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in us.  Additionally, no such expert or counsel was connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Experts

Our audited financial statements for the years ended July 31, 2008 and 2009 have been included in this Prospectus in reliance upon Seale & Beers, CPAs, LLC, an independent registered public accounting firm, as experts in accounting and auditing.

Description of Business

Information regarding market and industry statistics contained in this report is included based on information available to us that we believe is accurate.  It is generally based on industry and other publications that are not produced for the purposes of securities offerings or economic analysis.  Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications outlined in the forward-looking statement language in the Prospectus summary and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services.

Overview

We were incorporated as HL Ventures Inc. on May 21, 2007 under the laws of the State of Nevada.  Urban Barns was incorporated on July 3, 2009 under the laws of the Province of Alberta.  On December 4, 2009 we acquired all of the issued and outstanding common shares of Urban Barns pursuant to a share exchange agreement dated October 9, 2009.  As a result, Urban Barns is now our wholly owned subsidiary.  Our principal executive office is located at 7170 Glover Drive, Milner, British Columbia, Canada V0X 1T0.  Our telephone number is 604.888.0420. Our fiscal year end is July 31.

Current Business

We are an urban produce production company that aims to be the supplier of choice of fresh, locally grown, high-quality organic and conventional fruits and vegetables for urban consumers.

We have identified a revenue opportunity in the produce industry which we believe is currently underutilized.  This consists primarily of producing select fruits and vegetables in a secure, indoor environment in close proximity to urban centers, where the population of potential consumers exceeds that of rural locales, regardless of regional climate or outdoor growing season constraints.  Our business plan therefore seeks to eliminate two of the most important logistical problems facing both producers and consumers of organic and conventional fruits and vegetables today:

●	costs and delays related to shipping fresh produce from where it is grown to where it can be sold; and

●	variations in climate that prevents certain produce from being grown in certain markets.

Our strategy is to develop a series of “Urban Barns” that we use to grow our fruits and vegetables in a number of urban centers, beginning with Vancouver, Canada and San Juan, Puerto Rico.  To do this, we plan to lease and retrofit a series of warehouse-type facilities in high density strategic locations and purchase and install proprietary growing machines to grow our organic and conventional produce.  We hope that this will provide consumers with a desirable degree of food security in addition to the other benefits associated with vertical farming, such as a reduced ecological footprint.  As of the date of this Prospectus, we have not secured any such locations and have not began growing fruit and vegetables in commercially viable quantities.

Our mission is to become the first company to create brand-name awareness for its produce by providing locally-grown fruits and vegetables to local retailers and businesses at prices that compete with those at which conventional and organic produce is typically offered.  We believe that this will permit consumers to substitute fresh, healthy, high-quality local equivalents into their diet in place of fruits and vegetables grown in distant regions at a similar or more competitive price point.

Currently, geography and logistics make local grown organic fruit and vegetables specialty or seasonal produce in areas with harsh winters such as the Northeast and Mid-West of the USA and all of Canada. The most common method of tapping into this market is with greenhouses. Unfortunately, this is a solution with high fixed costs and high variable costs. Due to the harsh winters and the encroachment on prime agricultural land, there is no realistic way for greenhouse growers to rapidly scale their operations to service all major urban markets. The main suppliers in the sector are large commercial enterprises in South California, or foreign enterprises in Mexico, Chile and Holland. According to figures generated by our management, shipping currently constitutes about seventy percent of the produce supply chain cost. As such, we believe there is an opportunity for Urban Barns to do two things: lower shipping costs without raising the fixed costs, and differentiate its product from other available produce.

Technology

The technology that we plan to use to cultivate our fruits and vegetables consists of a proprietary vertical farming apparatus used to grow produce indoors which takes up a limited amount of space and subjects plants to a variety of light spectrums over the course of their growing cycles. In addition to the land-use benefits it provides, we believe that the growing apparatus makes efficient use of light, energy, water, temperature, production cycle, transportation and labor, and is capable of producing safe, healthy, fresh, high-quality produce in controlled indoor environments.  Our strategy of using this technology strategically located in densely populated urban areas will allow us to reduce the cost of production, water usage, carbon emissions and herbicide and pesticide use as compared to traditional methods of farming.

Our technology was developed by us and although the machine is not yet protected by patent, we anticipate that we will file a Canadian patent application in the next 12 months to protect this proprietary technology.  Currently, we rely on business secrets and know-how to protect our proprietary technology.

In addition to our proprietary technology, we are also actively seeking to acquire the rights to patented growing equipment developed by third parties. Our management believes that our growing machines, which are set to occupy approximately 150 square feet of floor space, will be able to yield as much output as 1500 square feet of greenhouse space, and allow a single plant to produce up to five times the crop yield that it would using standard greenhouse cultivation practices.

Products and Services

We plan to initially offer the following fruits and vegetables for sale, as we have found that they are relatively easy to propagate and can be grown to maturity in short production cycles: lettuce, spinach, basil, strawberries, cucumbers, eggplant, peppers and tomatoes.  We have identified these items due to their high demand and profit potential, but this list is by no means exhaustive.

Our President, Chief Executive Officer and Director, Jacob Benne is also the founder of Bevo Agro Inc., a premier propagator of plants in North America.   As of the date of this Prospectus, Bevo Agro has been awarded Organic Crop Improvement Association (OCIA) International certification for cucumbers, eggplant, peppers and tomatoes (including the campari variety), and we anticipate cultivating organic varieties of these along with conventional varieties of lettuce, spinach, basil and strawberries.  We have not yet entered into a definitive agreement with Bevo Agro, but we are in negotiations to have Bevo Agro to supply seedlings, which are young plants that have been propagated from seeds, for our initial Vancouver “urban barn”.  Due to our relationship with Bevo Agro, we anticipate that it will also supply any other “urban barns” that we establish in the Pacific Northwest.

We have identified major urban centers in the United States and Canada, where the population is dense and many people live in areas serviced by a relatively small number of distant large food growers situated in South California, Mexico and Chile. We envision a network of ‘Urban Barns’ delivering hundreds of tons of food daily to retailers servicing these urban centers, and millions of people gaining access to our locally grown, fresh, high-quality produce instead of being shipped from Mexico, California or Chile. We believe that this will effectively increase quality of the produce as well as reduce shipping times and costs to bring fresh produce to market.

Market

Currently, geography and logistics make produce farming a specialty or seasonal enterprise.  We are dedicated to changing this perception by growing fresh, safe, healthy organic and conventional fruits and vegetables in urban facilities regardless of climate on a year-round basis in a more environmentally-sustainable manner than traditional or greenhouse cultivation would permit.  Through the use of our specialized growing machines and the selection of strategic locations for our “Urban Barns”, we believe that we can both service and expand the ever-increasing market for locally-grown produce in a cost-effective and competitive manner.

The value of the 2008 US vegetable and lemon crop was estimated at $10.4 billion, up 4 percent from 2007. In terms of production, the three largest crops were onions, head lettuce and watermelons, which combined to account for 37 percent of the total production. Tomatoes, head lettuce and onions claimed the highest values, accounting for 32 percent of the total value when combined. California continued to be the leader in fresh vegetable and melon production, accounting for 49 percent of annual fresh vegetable and melon output. (Vegetables Annual Summary, NASS, USDA, 2009.)

There are strong indications that consumers are now, more than ever, interested in purchasing safe, locally-grown produce that is subject to a standard of quality such as organic certification.  The recent growth of farmer’s markets and the expansion of supermarket chains such as Whole Foods demonstrates that demand for such produce exists, as do public concern over herbicide and pesticide use, country-of-origin labeling and greenhouse gas emissions associated with shipping produce hundreds, and even thousands, of miles from farm to retail outlet.  The “eat locally” movement has even been touted in the mainstream U.S. media as a method of reducing one’s carbon footprint.

Organic products account for less than 2% of Canada’s food supply and occupy less than 1% of its dedicated cropland.  Nevertheless, over the past decade the market for such products has grown by approximately 20% and it is projected to continue to grow for the foreseeable future.

We plan to capitalize on the opportunity presented by this shift in consumer attitudes by offering them fresh; locally-grown organic and conventional produce alternatives that are competitively-priced and capable of instilling a measure of brand recognition. To achieve the latter, we plan to employ shop-floor selling techniques (i.e. “taste-before-you-buy” campaigns) at the retail level, engage in targeted print advertising and leverage existing social networks on the Internet.  We also plan to target additional markets that require bulk produce on a continuous basis, such as produce processors, hotels and restaurants, and we believe that our ability to provide a constant supply of select high volume fruits and vegetables regardless of the local climate will differentiate our produce from that of our competitors.

Distribution Methods

We plan to become a leading supplier of produce to large retail chains by differentiating our fruits and vegetables from other available produce and substantially lowering the shipping costs required to transport most produce from its point of origin to point of sale.  To accomplish this, we plan to acquire and retrofit a network of buildings in high density urban locations and equip them with proprietary growing machines to cultivate a variety of fruits and vegetables.  The technology will allow us to grow produce with high yields using a fast growing cycle in any location regardless of the local climate.

Once we have grown our produce, we plan to leverage the infrastructure established by Robyn Jackson, our Vice President, Logistics and Director, to distribute our fruits and vegetables on a cost-effective basis throughout western Canada.  We anticipate entering into agreements with a variety of regional distributors in any other locations in which we plan to operate once we have established the validity of our business model. Robyn Jackson is currently the President and CEO or Robyn’s Trucking, one of Western Canada’s largest food distributors and Mr. Jackson will be in charge for establishing logistics solutions for Urban Barns fruit and produce as well as development of relationships with local distributors and major retailers.

Locations

We plan to establish our first two “Urban Barns” in Vancouver, Canada and San Juan, Puerto Rico.  We have entered into negotiations with Jacob Benne, our President, Chief Executive Officer and Director, to supply space for our first commercial facility in Vancouver and we have also met with the Secretary of Agriculture of the Commonwealth of Puerto Rico, who has indicated an interest in donating government property to attract us to establish a facility in San Juan.  We targeted Puerto Rico for our second location based on tax incentives, the presence of a large potential customer base, and a thriving tourism industry whose hotels, cruise ships and restaurants require a supply of fresh, high-quality produce year-round.  We have recently appointed Mr. Cesar Montilla as our Director of Business Development.  Mr. Montilla is a resident of Puerto Rico and will be our local representative in this region.

Following the set-up of our first two “urban barns”, we anticipate investigating other potential locations in North America and evaluating such attributes as local production costs, our existing and prospective distributor relationships, typical local produce prices and local competition before we commit to establishing a facility in any urban center.

Competition

We will compete with a number of unrelated seasonal operators of greenhouses spread across our target market areas. This common method of growing high-quality produce is limited in terms of cost and scale. Operators must incur both high fixed and variable costs to build and maintain specialized structures for this purpose, which makes it difficult for them to scale their operations to optimal size in multiple locations.

We plan to establish a network of controlled indoor environments in multiple urban locations for the purpose of growing fresh fruit and vegetables and supplying this produce to major food retailers on a year-round basis.    Since we plan to acquire and retrofit existing vacant run-down buildings and use proprietary technology to grow our fruits and vegetables, we will not have to incur a significant capital outlay to establish our “urban barns”, and the only limitations we will face in terms of scale will be related to the cost of acquiring and renovating similar facilities in close proximity to multiple urban centers.

We also face competition from producers of organic fruits and vegetables that are grown and shipped from such locations as California, Mexico and Chile.  In many cases, these producers are able to grow produce year-round, but they face uncertainty related to shipping costs and delays and variations in climate, as well as environmental risks related to runoff exposure and the presence of airborne agents from surrounding farms.

Intellectual Property

We own the copyright of our logo and all of the contents of our website, www.urbanbarnsfoods.com.  We have not filed for any protection of our trademark and we do not currently own any other intellectual property rights.

Research and Development

We did not spend any amounts on research and development activities from our inception on May 21, 2007 to July 31, 2009.  Since then however, our directors and executive officers have devoted a significant amount of their time to research and development activities on our behalf, including the development of Urban Barns’ proprietary technology.

Reports to Security Holders

Although we are not currently subject to the reporting and other requirements of the Exchange Act, we intend to furnish our shareholders with annual reports containing financial statements audited by our independent auditors and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of our fiscal year.

The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

Government Regulation

We do not currently require any government approvals for our current business activities.  However, once we have established our planned “urban barns” locations, we anticipate that we will have to obtain the necessary government licenses, authorizations and labor permits to legally manage our facilities in the locations in which we plan to operate.  Many of our facilities and products will be subject to various laws and regulations administered by the United States Department of Agriculture, the Federal Food and Drug Administration, the Occupational Safety and Health Administration, and other federal, state, local, and foreign governmental agencies relating to the quality and safety of products, sanitation, safety and health matters, and environmental control. We believe that we comply with such laws and regulations in all material respects, and that continued compliance with such regulations will not have a material effect upon capital expenditures, earnings, or our competitive position.

While our intended business activities do not currently violate any laws, any regulatory changes that impose restrictions or requirements on us or on our potential customers could adversely affect us by increasing our operating costs, which could have a material adverse effect on our results of operations.
We do not currently incur any significant expenses related to compliance with environmental regulations, and do not believe that this will be a significant expense once we establish our ‘Urban Barns’.

Employees

As of June 2, 2010 we did not have any employees.  Our directors and officers provide us with services on a consulting basis.  We plan to hire a number of full-time employees in the near future to engage in administrative tasks and the development of our first two “urban barn” facilities in Vancouver, Canada and San Juan, Puerto Rico.  Once we have entered into definitive agreements to distribute our produce, we anticipate hiring additional employees to operate these facilities and engaging various consultants to provide legal, accounting, marketing and software development services to us.

Description of Property

Our executive office is located at 7170 Glover Drive, Milner, British Columbia, Canada V0X 1T0. We have not entered into any agreement regarding this office, which is provided to us at no charge by Jacob Benne, our President, Chief Executive Officer and Director.

Legal Proceedings

We are not aware of any pending or threatened legal proceedings which involve us or any of our products or services.

Market for Common Equity and Related Stockholder Matters

Market Information

Our common stock is not traded on any exchange.  Our common stock is quoted on OTC Bulletin Board under the trading symbol “URBF.OB”.   We cannot assure you that there will be a market in the future for our common stock.

OTC Bulletin Board securities are not listed and traded on the floor of an organized national or regional stock exchange.  Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers.  OTC Bulletin Board issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a national or regional stock exchange.

The following table reflects the high and low bid information for our common stock obtained from Stockwatch and reflects inter-dealer prices, without retail mark-up, markdown or commission, and may not necessarily represent actual transactions.

The high and low bid prices of our common stock for the periods indicated below are as follows:

FINRA OTC Bulletin Board
Quarter Ended(1)	High	Low
April 30, 2010	$0.889	$0.255
January 31, 2010	$1.33	$0.72

(1)	The first trade in our stock did not occur until November 4, 2009.

Holders

As of June 2, 2010 there were 131 holders of record of our common stock.

Dividends

To date, we have not paid dividends on shares of our common stock and we do not expect to declare or pay dividends on shares of our common stock in the foreseeable future.  The payment of any dividends will depend upon our future earnings, if any, our financial condition, and other factors deemed relevant by our Board of Directors.

Equity Compensation Plans

On March 5, 2010 our board of directors approved the establishment of the 2010 Stock Plan which provides for the issuance of 2,000,000 shares of our common stock and options to acquire a further 2,000,000 shares of our common stock to our directors, officers, employees and consultants.  As of June 2, 2010, no shares had been issued.

Financial Statements

We have including the following sets of financial statements in this registration statement:

●	our unaudited interim financial statements for the period ended January 31, 2010 starting on page F-1; and

●	our audited financial statements for the years ended July 31, 2009 and July 31, 2008. These statements do not reflect our reverse merger with Urban Barns Foods Inc., a private Alberta company.

Financial Statement Index

URBAN BARNS FOODS INC.
Consolidated Financial Statements
(Expressed in US dollars)

Consolidated Balance Sheets as of January 31, 2010 and July 31, 2009 (Unaudited)	F-1
Consolidated Statements of Operations for the three and six months ended January 31, 2009 and 2010 (Unaudited)	F-2
Consolidated Statements of Cash Flows for the six months ended January 31, 2009 and 2010 (Unaudited)	F-4
Notes to the Consolidated Financial Statements (Unaudited)	F-5

URBAN BARNS FOODS INC.
Consolidated Financial Statements
(Expressed in US dollars)

URBAN BARNS FOODS INC.
(f.k.a. HL Ventures Inc.)
(A Development Stage Company)
Balance Sheets
(Unaudited)

	As of	As of
	January 31, 2010	July 31, 2009
	(Unaudited)	(Unaudited)
ASSETS

Current Assets
Cash	$22,049	$1,081

Total Cash	22,049	1,081

Other Assets
Deposits	175	-

Total Other Assets	175	-

Total Current Assets	22,224	1,081

Fixed Assets
Growing Machines (Net of Depreciation)	11,672	-
Website (Net of Depreciation)	6,917	-

Total Fixed Assets	18,590	-

TOTAL ASSETS	$40,814	$1,081

LIABILITIES & STOCKHOLDERS' EQUITY

Current Liabilities
Accounts Payable (see Note 5)	$56,489	$-
Capital Lease Payable	5,611	-

Total Current Liabilities	62,100	-

Long Term Liabilities
Convertible Debentures (Net of Discount)	$19,324	$-

Total Long Term Liabilities	19,324	-

Total Liabilities	81,424	-

Stockholders' Equity

Common stock, ($0.001 par value, 100,000,000 shares authorized;
48,009,573 and 400,000 shares issued and outstanding
as of January 31, 2010 and July 31, 2009 respectively)	48,010	1,846
Additional paid-in capital	24,296	-
Comprehensive Income	(2,330)
Deficit accumulated during development stage	(110,585)	(765)

Total Stockholders' Equity	(40,610)	1,081

TOTAL LIABILITIES &
STOCKHOLDERS' EQUITY	$40,814	$1,081

URBAN BARNS FOODS INC.
(f.k.a. HL Ventures Inc.)
(A Development Stage Company)
Statements of Operations
(Unaudited)

	Three Months	Three Months
	Ended	Ended
	January 31, 2010	January 31, 2009
	(Unaudited)
Revenues

Revenues	$-	$-

Gross Profit	-	-

Operating Expenses
Research & Development	19,827	-
Depreciation Expense	652	-
Bank Charges	80	-
Travel Expense	3,832	-
Consulting Fees	-	-
Professional Fees	52,448	-
Property Expenditures	-	-
Office and Administration	-	-

Total Operating Expenses	(76,839)	-

Operating Income (Loss)	$(76,839)	$-

Other Income and Expenses
Interest Expense	(11,669)	-

Net Income (Loss) before Taxes	$(88,509)	$-

Provision for Income Taxes	-	-

Net Income (Loss)	$(88,509)	$-

Basic earnings per share	$(0.00)	$-

Weighted average number of
common shares outstanding	30,485,025	-

URBAN BARNS FOODS INC.
(f.k.a. HL Ventures Inc.)
(A Development Stage Company)
Statements of Operations
(Unaudited)

			July 3, 2009
	Six Months	Six Months	(inception)
	Ended	Ended	through
	January 31, 2010	January 31, 2009	January 31, 2010
	(Unaudited)		(Unaudited)
Revenues

Revenues	$-	$-	$-

Gross Profit	-	-	-

Operating Expenses
Research & Development	20,431	-	20,431
Depreciation Expense	652	-	652
Bank Charges	125	-	125
Conversion Inducement	8,936		8,936
Travel Expense	9,750	-	9,750
Consulting Fees	-	-	-
Professional Fees	58,202	-	58,876
Property Expenditures	-	-	-
Office and Administration	-	-	91

Total Operating Expenses	(98,096)	-	(98,861)

Operating Income (Loss)	$(98,096)	$-	$(98,861)

Other Income and Expenses
Interest Expense	(11,724)	-	(11,724)

Net Income (Loss) before Taxes	$(109,820)	$-	$(110,585)

Provision for Income Taxes	-	-	-

Net Income (Loss)	$(109,820)	$-	$(110,585)

Basic earnings per share	$(0.01)	$-

Weighted average number of
common shares outstanding	16,014,523	-

URBAN BARNS FOODS INC.
(f.k.a. HL Ventures Inc.)
(A Development Stage Company)
Statements of Cash Flows
(Unaudited)

			July 3, 2009
	Six Months	Six Months	(inception)
	Ended	Ended	through
	January 31, 2010	January 31, 2009	January 31, 2010
	(Unaudited)		(Unaudited)
OPERATING ACTIVITIES

Net income (loss)	$(109,820)	$-	$(110,585)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:

Depreciation Expense	652		652
Amortization of OID	9,905	-	9,905
Conversion Inducement Expense	8,936	-	8,936

	(90,327)	-	(91,092)

Changes in operating assets and liabilities:
Increase (decrease) in Accrued Interest	1,638	-	1,638
Increase (decrease) in Interest Payable	53	-	53
Increase (decrease) in Accounts Payable	17,287	-	17,287

Net cash provided by (used in) operating activities	(71,349)	-	(72,114)

INVESTING ACTIVITIES

Acquisition of property and equipment	-	-	-
Acquisition of Other Assets	-	-	-

Net cash provided by (used in) investing activities	-	-	-

FINANCING ACTIVITIES

Proceeds from Cash Acquired with Merger	86,401	-	86,401
Proceeds from Capital Lease Payable	5,641	-	5,641
Proceeds from issuance of common stock	2,774	-	4,620

Net cash provided by (used in) financing activities	94,816	-	96,662

Foreign Currency Conversion	(2,499)	-	(2,499)

Net increase (decrease) in cash	20,968	-	22,049

Cash at beginning of period	1,081	-	-

Cash at end of period	$22,049	$-	$22,049

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Non-cash transactions :

Debt Converted to Equity	$42,500	$-	$42,500

Convertible Notes Converted	$49,000	$-	$49,000

Original Issue Discount (OID) Expensed	$9,905	$-	$9,905

Conversion Inducement Expense	$8,936	$-	$8,936

Upon Merger, in addition to caash, we acquired the following assets:

Fixed Assets - Growing Machines	$12,082	$-	$12,082
Fixed Assets - Website	1,282	$-	$1,282
Deposits	175	$-	$175

URBAN BARNS FOODS INC.
(f/k/a HL Ventures Inc.)
(A Development Stage Company)
Notes to Financial Statements
January 31, 2010

NOTE 1.  ORGANIZATION AND DESCRIPTION OF BUSINESS

Urban Barns Foods Inc. (f/k/a HL Ventures Inc., the “Company”) was incorporated under the laws of the State of Nevada on May 21, 2007.

On July 22, 2009 the Company filed an amendment to its articles of incorporation to change its name from HL Ventures Inc. to Urban Barns Foods Inc. as well as increase the authorized shares to 100,000,000, $0.001 par value common shares from 75,000,000, $0.001 par value common shares.

On December 4, 2009, the Company closed a Reverse Take Over (RTO) transaction with Urban Barns Foods Inc., a privately-held company incorporated July 3, 2009 under the laws of the Province of Alberta (“UB”).  In accordance with the RTO, the Company issued 25,000,000 shares of common stock to the shareholders of Urban Barns in exchange for 100% of the issued and outstanding shares of common stock of Urban Barns. Also in accordance with the RTO, the Company cancelled 20,500,000 shares of common stock held by our former President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director.

Our financial statements present the historical operations of UB from July 3, 2009, and the combined operations of UB and the Company from December 4, 2009, through January 31, 2010.

The Company is in the development stage. Its activities to date have been limited to capital formation, organization, and development of its business plan.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.   Basis of Accounting

The Company’s financial statements are prepared using the accrual method of accounting.  The Company has elected a July 31 year-end.

b.   Basic Earnings per Share

In February 1997, the FASB (Financial Accounting Standards Board) issued ASC-260 (Accounting Standards Codification-260), “Earnings per Share”, which specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock.  ASC-260 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share.  The Company has adopted the provisions of ASC-260 effective May 21, 2007 (inception).

URBAN BARNS FOODS INC.
(f/k/a HL Ventures Inc.)
(A Development Stage Company)
Notes to Financial Statements
January 31, 2010

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Basic net loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding.  Diluted earnings per share are the same as basic earnings per share due to the operating loss, which makes our contingently issuable shares anti-dilutive.

c.  Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. In accordance with FASB 16 all adjustments are normal and recurring.

d.   Income Taxes

Income taxes are provided in accordance with FASB issued (ASC-740), Accounting for Income Taxes.  A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry-forwards.  Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

e.   Revenue

The Company records revenue on the accrual basis when all goods and services have been performed and delivered, the amounts are readily determinable, and collection is reasonably assured.  The Company has not generated any revenue since its inception.

f.   Depreciation

The Company entered into a 33-month capital lease for equipment to conduct research and development. Due to the nature of the research, the leased equipment does not have any resale value and has been expensed out fully as research and development; however the Company carries a liability for the outstanding balance of the lease payments. The capital portion of the lease payments will be applied to reduce the liability and the interest portion will be expensed as interest. The Company’s obligation to service this debt is $227 per month until April 2012. The Company also purchased some other equipment for research and development and records it on the balance sheet as fixed assets. These assets are written down every four years with the expense being recorded as research and development. The Company’s website is under construction and will be interactive with the clients, who will be able to place orders directly thorough the web portal. As a result of the interactivity the website will be carried as an asset on the balance sheet and depreciated over time.

g.   Consolidated Financial Statements

This is the first reporting period since the Company acquired UB. The financial information is presented on an unaudited consolidated basis.

URBAN BARNS FOODS INC.
(f/k/a HL Ventures Inc.)
(A Development Stage Company)
Notes to Financial Statements
January 31, 2010
NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements

In February 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-08 (ASU 2010-08), Technical Corrections to Various Topics.  This amendment eliminated inconsistencies and outdated provisions and provided the needed clarifications to various topics within Topic 815.  The amendments are effective for the first reporting period (including interim periods) beginning after issuance (February 2, 2010), except for certain amendments.  The amendments to the guidance on accounting for income taxes in a reorganization (Subtopic 852-740) should be applied to reorganizations for which the date of the reorganization is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.  For those reorganizations reflected in interim financial statements issued before the amendments in this Update are effective, retrospective application is required.  The clarifications of the guidance on the embedded derivates and hedging (Subtopic 815-15) are effective for fiscal years beginning after December 15, 2009, and should be applied to existing contracts (hybrid instruments) containing embedded derivative features at the date of adoption.  The Company does not expect the provisions of ASU 2010-08 to have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-06 (ASU 2010-06), Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements.  This amendment to Topic 820 has improved disclosures about fair value measurements on the basis of input received from the users of financial statements.  This is effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements.  Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years.  Early adoption is permitted.  The Company does not expect the provisions of ASU 2010-06 to have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-05 (ASU 2010-05), Compensation – Stock Compensation (Topic 718).  This standard codifies EITF Topic D-110 Escrowed Share Arrangements and the Presumption of Compensation.

In January 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-04 (ASU 2010-04), Accounting for Various Topics—Technical Corrections to SEC Paragraphs.

In January 2010, the FASB issued Accounting Standards Update 2010-02, Consolidation (Topic 810): Accounting and Reporting for Decreases in Ownership of a Subsidiary.  This amendment to Topic 810 clarifies, but does not change, the scope of current US GAAP.  It clarifies the decrease in ownership provisions of Subtopic 810-10 and removes the potential conflict between guidance in that Subtopic and asset derecognition and gain or loss recognition guidance that may exist in other US GAAP.  An entity will be required to follow the amended guidance beginning in the period that it first adopts FAS 160 (now included in Subtopic 810-10).  For those entities that have already adopted FAS 160, the amendments are effective at the beginning of the first interim or annual reporting period ending on or after December 15, 2009. The amendments should be applied retrospectively to the first period that an entity adopted FAS 160.  The Company does not expect the provisions of ASU 2010-02 to have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB issued Accounting Standards Update 2010-01, Equity (Topic 505): Accounting for Distributions to Shareholders with Components of Stock and Cash (A Consensus of the FASB Emerging Issues Task Force).  This amendment to Topic 505 clarifies the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a limit on the amount of cash that will be distributed is not a stock dividend for purposes of applying Topics 505 and 260. Effective for interim and annual periods ending on or after December 15, 2009, and would be applied on a retrospective basis.  The Company does not expect the provisions of ASU 2010-01 to have a material effect on the financial position, results of operations or cash flows of the Company.

In December 2009, the FASB issued Accounting Standards Update 2009-17, Consolidations (Topic 810): Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities.  This Accounting Standards Update amends the FASB Accounting Standards Codification for Statement 167. (See FAS 167 effective date below)

URBAN BARNS FOODS INC.
(f/k/a HL Ventures Inc.)
(A Development Stage Company)
Notes to Financial Statements
January 31, 2010

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In December 2009, the FASB issued Accounting Standards Update 2009-16, Transfers and Servicing (Topic 860): Accounting for Transfers of Financial Assets.  This Accounting Standards Update amends the FASB Accounting Standards Codification for Statement 166. (See FAS 166 effective date below)

In October 2009, the FASB issued Accounting Standards Update 2009-15, Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance or Other Financing.  This Accounting Standards Update amends the FASB Accounting Standard Codification for EITF 09-1.  (See EITF 09-1 effective date below)

In October 2009, the FASB issued Accounting Standards Update 2009-14, Software (Topic 985): Certain Revenue Arrangements That Include Software Elements.  This update changed the accounting model for revenue arrangements that include both tangible products and software elements.  Effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010.  Early adoption is permitted.  The Company does not expect the provisions of ASU 2009-14 to have a material effect on the financial position, results of operations or cash flows of the Company.

In October 2009, the FASB issued Accounting Standards Update 2009-13, Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements.  This update addressed the accounting for multiple-deliverable arrangements to enable vendors to account for products or services (deliverables) separately rather than a combined unit and will be separated in more circumstances that under existing US GAAP.  This amendment has eliminated that residual method of allocation.  Effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010.  Early adoption is permitted. The Company does not expect the provisions of ASU 2009-13 to have a material effect on the financial position, results of operations or cash flows of the Company.

In July 2009, the FASB ratified the consensus reached by EITF (Emerging Issues Task Force) issued EITF No. 09-1, (ASC Topic 470) “Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance” (“EITF 09-1”).  The provisions of EITF 09-1, clarifies the accounting treatment and disclosure of share-lending arrangements that are classified as equity in the financial statements of the share lender.  An example of a share-lending arrangement is an agreement between the Company (share lender) and an investment bank (share borrower) which allows the investment bank to use the loaned shares to enter into equity derivative contracts with investors.  EITF 09-1 is effective for fiscal years that beginning on or after December 15, 2009 and requires retrospective application for all arrangements outstanding as of the beginning of fiscal years beginning on or after December 15, 2009.   Share-lending arrangements that have been terminated as a result of counterparty default prior to December 15, 2009, but for which the entity has not reached a final settlement as of

December 15, 2009 are within the scope.  Effective for share-lending arrangements entered into on or after the beginning of the first reporting period that begins on or after June 15, 2009.  The Company does not expect the provisions of EITF 09-1 to have a material effect on the financial position, results of operations or cash flows of the Company.

In June 2009, the Securities and Exchange Commission’s Office of the Chief Accountant and Division of Corporation Finance announced the release of Staff Accounting Bulletin (SAB) No. 112. This staff accounting bulletin amends or rescinds portions of the interpretive guidance included in the Staff Accounting Bulletin Series in order to make the relevant interpretive guidance consistent with current authoritative accounting and auditing guidance and Securities and Exchange Commission rules and regulations. Specifically, the staff is updating the Series in order to bring existing guidance into conformity with recent pronouncements by the Financial Accounting Standards Board (ASC Topic 805), Business Combinations, and (ASC Topic 810), Non-controlling Interests in Consolidated Financial Statements. The statements in staff accounting bulletins are not rules or interpretations of the Commission, nor are they published as bearing the Commission's official approval. They represent interpretations and practices followed by the Division of Corporation Finance and the Office of the Chief Accountant in administering the disclosure requirements of the Federal securities laws.

URBAN BARNS FOODS INC.
(f/k/a HL Ventures Inc.)
(A Development Stage Company)
Notes to Financial Statements
January 31, 2010
NOTE 3.  GOING CONCERN

The accompanying financial statements are presented on a going concern basis. This is the first reporting period since the Company acquired UB. The financial information is presented on an unaudited consolidated basis. Neither the parent Company nor the newly acquired subsidiary (UB) had operations during the period from July 3, 2009 (inception) to January 31, 2010 and generated a net loss of $110,585.  This condition raises substantial doubt about the Company’s ability to continue as a going concern.  The Company is currently in the development stage and has minimal expenses, management does not believe that the company’s current cash of $22,224 will be sufficient to cover the expenses they will incur during the next twelve months. The Company will require additional capital to become operational. The Company plans to generate working capital through the issuance of common shares to unrelated parties for cash. There is no assurance that the Company will be able to raise sufficient capital from the sale of common shares to become operational.

NOTE 4.  WARRANTS AND OPTIONS

During September and October 2009, before the common stock began trading, the Company sold in a private placement to qualified buyers and accredited investors 71,500 Note Units (the Note Offering).  Each Note Unit consisted of $1.00 principal amount of 12% secured Notes (collectively, the Notes) due during September and October 2012 and 1 (one) Common Stock Warrant (collectively, the Warrants) to purchase 1 (one) share of the Company’s Common Stock, par value $0.001 per share (the Common Stock), at an exercise price of $1.50 per share, exercisable at any time until March and April 2011 (18 months from investment date). Total funds received of $71,500 were allocated $14,858 to the Warrants and $56,642 to the Notes.  The fair Value of the Warrants of $18,755 at the time of issuance, which was determined using the Black-Scholes option-pricing model, was recorded as additional paid-in capital and reduced the carrying value of the Notes. The discount on the Notes is being amortized to interest expense over the term of the Notes.  At January 31, 2010, the unamortized discount on the Notes is approximately $4,128.

Interest on the Notes is accruing monthly until maturity payable September and October 2012.  The Notes will mature during September and October 2012.  The Notes are redeemable at the option of the Company prior to September and October 2012, in whole or in part, at an initial redemption price of 100% of the aggregate principal amount of the Notes until September and October 2012 plus accrued and unpaid interest, if any, to the date of redemption.

Due to an accounting error, the Company failed to disclose the terms of the warrants and convertible debt and the related discount value in the first quarter financial statements. A discount value of $14,858 has been applied to the Convertible Debentures for the value of the warrants issued. This led to expenses being understated by $341, liabilities were overstated by $14,517, and capital understated by $14,858.  The Company has now correctly accounted for these amounts in this second quarter filing. The Company does not believe the undisclosed $341 additional expenses incurred in the first quarter is a material event to require a restatement of the first quarter results. The discount is amortized over the 36-month term of the Convertible Debenture or will be recognized in full upon conversion or redemption and will be expensed as Interest Expense. To date, the Company’s stock has not traded at or above the exercise price.

During this period the Company also issued 50,000 warrants with an Exercise Price of $1.25 per share and Expiry Date of December 17, 2012, to investors in connection with a $42,500 private placement. The cost of these warrants has been treated as an expense related to an Equity Offering (ASC 505-10-S25).

The total number of shares that could be issued in connection with our Convertible Debentures and warrants is 193,000.

The Company offered an inducement to the debenture holders by offering a reduced conversions price of $0.85 per share. Debenture holders owning $49,000 of the $71,500 total accepted the offer to convert their note plus accrued interest. A total amount of $8,936 was expensed as Conversion Inducement and an offsetting amount to Additional Paid in Capital.

NOTE 5.  RELATED PARTY TRANSACTIONS

The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities as they become available.

Thus they may face a conflict in selecting between the Company and their other business interests.  The Company has not formulated a policy for the resolution of such conflicts.

The Company’s research and development is conducted by a shareholder at a facility owned by a company that shareholder has an interest in. Under this program the Company spent $20,431 amount classified as research and development. $16,672 amount of our accounts payable are to this related party.

URBAN BARNS FOODS INC.
(f/k/a HL Ventures Inc.)
(A Development Stage Company)
Notes to Financial Statements
January 31, 2010
NOTE 6.  INCOME TAXES

(a)
As of January 31, 2010
Net operating tax carryforwards	$110,585
Other	0
Gross deferred tax assets	40,090
Valuation allowance	(40,090)
Net deferred tax assets	$0

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income.  As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

NOTE 7.  NET OPERATING LOSSES

As of January 31, 2010, the Company has a net operating loss carry-forward of approximately $110,585.  Net operating loss carryforward expires twenty years from the date the loss was incurred.

NOTE 8.  STOCK TRANSACTIONS

Transactions, other than employees’ stock issuance, are in accordance with paragraph 8 of ASC-718. Thus issuances shall be accounted for based on the fair value of the consideration received.  Transactions with employees’ stock issuance are in accordance with paragraphs (16-44) of ASC-718. These issuances shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, or whichever is more readily determinable.

On July 9, 2009 the Company issued a total of 20,000 shares of common stock to one investor for cash at $0.0046 per share for a total of $87.

On July 27, 2009 the Company issued a total of 120,000 shares of common stock to one investor for cash at $0.0046 per share for a total of $556.

On July 29, 2009 the Company issued a total of 126,000 shares of common stock to one investor for cash at $0.0046 per share for a total of $582.

On July 31, 2009 the Company issued a total of 134,000 shares of common stock to one investor for cash at $0.0046 per share for a total of $622.

On August 14, 2009 the Company issued a total of 400,000 shares of common stock to one investor for cash at $0.0046 per share for a total of $1,849.

On August 14, 2009 the Company issued a total of 200,000 shares of common stock to one investor for cash at $0.0046 per share for a total of $925.

On December 4, 2009, as per the Share Exchange Agreement dated October 9, 2009, 43,450,000 shares of common stock, which was all the issued and outstanding stock of Urban Barns Foods Inc. (f/k/a HL Ventures Inc.), was transferred to UB. Also in accordance with the Share Exchange Agreement, the Company issued 25,000,000 shares of common stock to the shareholders of Urban Barns in exchange for the issued and outstanding shares of common stock of Urban Barns and the Company cancelled 20,500,000 shares of common stock held by our former President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director.

On January 14, 2010, five of the Secured Convertible Debenture Agreements were converted into a total of 59,573 shares of common stock.

As of January 31, 2010 the Company had 48,009,573 shares of common stock issued and outstanding.  (As of February 10, 2010 the company had 48,259,573 shares of common stock issued and outstanding. See Note 11.)

URBAN BARNS FOODS INC.
(f/k/a HL Ventures Inc.)
(A Development Stage Company)
Notes to Financial Statements
January 31, 2010

NOTE 9.  STOCKHOLDERS’ EQUITY

The stockholders’ equity section of the Company contains the following classes of capital stock as of January 31, 2010:

●	Common stock, $ 0.001 par value: 100,000,000 shares authorized; 48,009,573 shares issued and outstanding.

NOTE 10.  DEBENTURES PAYABLE

At January 31, 2010 the Company has a balance of $22,500 debentures at 12% interest, carrying a $4,128 discount, which mature and are payable on September 25, 2012. The total accrued and unpaid interest on January 31, 2010, is $953. The Company’s obligation to service this debt is $235 per month. The debentures can be converted at a conversion price of $1.00 per share for any principal and accrued interest.  At January 31, 2010, the debentures, including accrued interest, could convert to a total of no more than 23,453 shares of the Company’s common stock.

NOTE 11.  SUBSEQUENT EVENTS

The Company raised $200,000 by entering into subscription agreements with a non-US investor (the "Investor") for the sale of shares at a price of $0.80 per share (the "Shares"). In addition, the Company granted a warrant for every share issued to the Investor. The warrants are non-transferable securities to purchase one further share of the Company's common stock at an exercise price of $1.08 per share at any time during twelve months from the date of issuance and at an exercise price of $1.20 per share at any time during twenty-four months from the date of issuance. These warrants expire twenty-four months from the date of issuance of the warrant certificate.

The full subscription price was delivered to the Company’s lawyer in the form of $200,000 cash on January 29, 2010 and was held in trust pending the completion of the subscription documents.  There were no commissions or fees deducted from this capital raise. The subscription documents were completed and the shares and warrants were issued on February 10, 2010.

Subsequent events have been analyzed through March 30, 2010.

SEALE AND BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
www.sealebeers.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Urban Barns Foods Inc. (f.k.a. HL Ventures, Inc.)
(A Development Stage Company)

We have audited the accompanying balance sheets of Urban Barns Foods Inc. (f.k.a. HL Ventures, Inc.) (A Development Stage Company) as of July 31, 2009 (restated) and July 31, 2008, and the related statements of operations, stockholders’ equity and cash flows for the years ended July 31, 2009 (restated) and July 31, 2008 and since inception on May 21, 2007 through July 31, 2009 (restated). These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conduct our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Urban Barns Foods Inc. (f.k.a. HL Ventures, Inc.) (A Development Stage Company) as of July 31, 2009 (restated) and July 31, 2008, and the related statements of operations, stockholders’ equity and cash flows for the years ended July 31, 2009 (restated) and July 31, 2008 and since inception on May 21, 2007 through July 31, 2009 (restated), in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 11 to the accompanying financial statements, the Company has restated its balance sheet as of July 31, 2009, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the year ended July 31, 2009.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company has had no operation since inception and generated a net loss of $81,571, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Seale and Beers, CPAs
Seale and Beers, CPAs
Las Vegas, Nevada
December 15, 2009

50 S. Jones Blvd., Suite 202, Las Vegas, NV 89107 Phone: (888)727-8251 FAX: (888) 782-2351

URBAN BARNS FOODS INC.
(f.k.a. HL Ventures Inc.)
(A Development Stage Company)
Balance Sheets

	As of	As of
	July 31, 2009	July 31, 2008
	(restated)
ASSETS

Current Assets
Cash	$2,823	$53,315

Total Current Assets	2,823	53,315

Other Assets
Deposits	276	4,250

Total Current Assets	276	4,250

TOTAL ASSETS	$3,098	$57,565

LIABILITIES & STOCKHOLDERS' EQUITY

Current Liabilities
Accounts Payable	$5,669	$-

Total Current Liabilities	5,669	-

Total Liabilities	5,669	-

Stockholders' Equity

Common stock, ($0.001 par value, 100,000,000 shares
authorized; 43,400,000 shares issued and outstanding
as of July 31, 2009 and July 31, 2008)	43,400	43,400
Additional paid-in capital	35,600	35,600
Deficit accumulated during development stage	(81,571)	(21,435)

Total Stockholders' Equity	(2,571)	57,565

TOTAL LIABILITIES &
STOCKHOLDERS' EQUITY	$3,098	$57,565

URBAN BARNS FOODS INC.
(f.k.a. HL Ventures Inc.)
(A Development Stage Company)
Statements of Operations

			May 21, 2007
	Year	Year	(inception)
	Ended	Ended	through
	July 31, 2009	July 31, 2008	July 31, 2009
	(restated)		(restated)
Revenues

Revenues	$-	$-	$-

Total Revenues	-	-	-

Operationg Expenses
Professional Fees	12,455	8,500	20,955
Property Expenditures	8,500	750	16,250
Office and Administration	39,181	4,595	44,366

Total Operating Expenses	(60,135)	(13,845)	(81,571)
Provision for Income Taxes	-	-	-

Net Income (Loss)	$(60,135)	$(13,845)	$(81,571)

Basic earnings per share	$(0.00)	$(0.00)

Weighted average number of
common shares outstanding	43,400,000	32,261,202

URBAN BARNS FOODS INC.
(f.k.a. HL Ventures Inc.)
(A Development Stage Company)
Statement of Stockholders' Equity
From May 21, 2007 (Inception) through July 31, 2009
(restated)

				Deficit
	Common	Common	Additional	Accumulated
	Stock	Stock	Paid-in	During	Total
		Amount	Capital	Development
				Stage
Balance, May 21, 2007	-	$-	$-	$-	$-

Stock issued for cash on June 29,
2007 @ $0.005 per share	11,200,000	11,200	(3,200)		8,000

Stock issued for cash advanced on
behalf of the Company on July 18,
2007 @ $0.005 per share	9,800,000	9,800	(2,800)		7,000

Net loss, July 31, 2007				(7,590)	(7,590)

Balance, July 31, 2007	21,000,000	$21,000	$(6,000)	$(7,590)	$7,410

Stock issued for cash on January 30,
2008@ $0.02 per share	22,400,000	22,400	41,600		64,000

Net loss, July 31, 2008				(13,845)	(13,845)

Balance, July 31, 2008	43,400,000	43,400	35,600	(21,435)	57,565

Net loss, July 31, 2009				(60,135)	(60,135)

Balance, July 31, 2009	43,400,000	43,400	35,600	(81,571)	(2,571)

Note:  On August 19, 2009 the Company effected a 7 for 1 forward split of its share capital such that every one share of common stock issued and outstanding prior to the split was exchanged for three post-split shares of common stock.  This forward split has been retro-actively applied to all previous periods.

URBAN BARNS FOODS INC.
(f.k.a. HL Ventures Inc.)
(A Development Stage Company)
Statement of Cash Flows

			May 21, 2007
	Year	Year	(inception)
	Ended	Ended	through
	July 31, 2009	July 31, 2008	July 31, 2009
	(restated)		(restated)
OPERATING ACTIVITIES

Net income (loss)	$(60,135)	$(13,845)	$(81,571)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:

Changes in operating assets and liabilities:
(Increase) decrease in Deposits	3,975	(4,250)	(276)
Increase (decrease) in Accounts Payable	5,669	(590)	5,669

Net cash provided by (used in) operating activities	(50,492)	(18,685)	(76,177)

INVESTING ACTIVITIES

Net cash provided by (used in) investing activities	-	-	-

FINANCING ACTIVITIES

Proceeds from issuance of common stock	-	64,000	79,000

Net cash provided by (used in) financing activities	-	64,000	79,000

Net increase (decrease) in cash	(50,492)	45,315	2,823

Cash at beginning of period	53,315	8,000	-

Cash at end of period	$2,823	$53,315	$2,823

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during period for :

Interest	$-	$-	$-

Income Taxes	$-	$-	$-

URBAN BARNS FOODS INC.
(f/k/a HL Ventures Inc.)
(A Development Stage Company)
Notes to Financial Statements
January 31, 2010

NOTE 1.  ORGANIZATION AND DESCRIPTION OF BUSINESS

Urban Barns Foods Inc. (f/k/a HL Ventures Inc., the “Company”) was incorporated under the laws of the State of Nevada on May 21, 2007.  On July 22, 2009 the Company amended its Articles of Incorporation to change its name from HL Ventures Inc. to Urban Barns Foods Inc. as well as increase the authorized shares to 100,000,000, $0.001 par value common shares from 75,000,000, $0.001 par value common shares.  The Company was formed to engage in the acquisition, exploration and development of natural resource properties.

The Company conducted exploration activities on its Luk 1-4 mineral claims in Esmeralda County, Nevada during April-May 2008 but results of the exploration program were limited and it was eventually decided, after discussions with the Company’s consulting geologist, to abandon any further exploration on the claims.  Based on the poor showings of its exploration program the Company proceeded to look at other business opportunities in the aim of maximizing shareholder wealth.

On July 22, 2009, the Company entered into a binding letter of intent (the “LOI”) with Urban Barns Foods Inc., an Alberta company (“UB”).  Pursuant to the terms of the LOI, the Company and UB have agreed to engage in a share exchange which, if completed, would result in UB becoming a wholly owned subsidiary of the Company.  On July 22, 2009 the Company filed an amendment to its articles of incorporation to change its name from HL Ventures Inc. to Urban Barns Foods Inc.

The Company is in the development stage. Its activities to date have been limited to capital formation, organization, development of its business plan and had previously commenced limited exploration activities on its mining claims.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.   Basis of Accounting

The Company’s financial statements are prepared using the accrual method of accounting.  The Company has elected a July 31 year-end.

b.   Basic Earnings per Share

In February 1997, the FASB issued SFAS No. 128, “Earnings Per Share”, which specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock.  SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share.  The Company has adopted the provisions of SFAS No. 128 effective May 21, 2007 (inception). Basic net loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding.  Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

c.   Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

d.  Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. In accordance with FASB 16 all adjustments are normal and recurring.

e.   Income Taxes

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes.  A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards.  Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

f.   Revenue

The Company records revenue on the accrual basis when all goods and services have been performed and delivered, the amounts are readily determinable, and collection is reasonably assured.  The Company has not generated any revenue since its inception.

g.   Advertising

The Company will expense its advertising when incurred. There has been $1,214 spent on advertising since inception.

URBAN BARNS FOODS INC.
(f/k/a HL Ventures Inc.)
(A Development Stage Company)
Notes to Financial Statements
January 31, 2010

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements

June 2009, the FASB issued SFAS No. 166, “Accounting for Transfers of Financial Assets—an amendment of FASB Statement No. 140” (“SFAS 166”).  The provisions of SFAS 166, in part, amend the derecognition guidance in FASB Statement No. 140, eliminate the exemption from consolidation for qualifying special-purpose entities and require additional disclosures. SFAS 166 is effective for financial asset transfers occurring after the beginning of an entity’s first fiscal year that begins after November 15, 2009. The Company does not expect the provisions of SFAS 166 to have a material effect on the financial position, results of operations or cash flows of the Company.

In June 2009, the FASB issued SFAS No. 167, “Amendments to FASB Interpretation No. 46(R) (“SFAS 167”). SFAS 167 amends the consolidation guidance applicable to variable interest entities. The provisions of SFAS 167 significantly affect the overall consolidation analysis under FASB Interpretation No. 46(R).

SFAS 167 is effective as of the beginning of the first fiscal year that begins after November 15, 2009. SFAS 167 will be effective for the Company beginning in 2010. The Company does not expect the provisions of SFAS 167 to have a material effect on the financial position, results of operations or cash flows of the Company.

In June 2009, the FASB issued SFAS No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles – a replacement of FASB Statement No. 162” (“SFAS No. 168”).  Under SFAS No. 168 the “FASB Accounting Standards Codification” (“Codification”) will become the source of authoritative U. S. GAAP to be applied by nongovernmental entities.  Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants.

SFAS No. 168 is effective for financial statements issued for interim and annual periods ending after September 15, 2009.  On the effective date, the Codification will supersede all then-existing non-SEC accounting and reporting standards. All other non-grandfathered non-SEC accounting literature not included in the Codification will become non-authoritative. SFAS No. 168 is effective for the Company’s interim quarterly period beginning July 1, 2009. The Company does not expect the adoption of SFAS No. 168 to have an impact on the financial statements.

In June 2009, the Securities and Exchange Commission’s Office of the Chief Accountant and Division of Corporation Finance announced the release of Staff Accounting Bulletin (SAB) No. 112. This staff accounting bulletin amends or rescinds portions of the interpretive guidance included in the Staff Accounting Bulletin Series in order to make the relevant interpretive guidance consistent with current authoritative accounting and auditing guidance and Securities and Exchange Commission rules and regulations.

Specifically, the staff is updating the Series in order to bring existing guidance into conformity with recent pronouncements by the Financial Accounting Standards Board, namely, Statement of Financial Accounting Standards No. 141 (revised 2007), Business Combinations, and Statement of Financial Accounting Standards No. 160, Non-controlling Interests in Consolidated Financial Statements. The statements in staff accounting bulletins are not rules or interpretations of the Commission, nor are they published as bearing the Commission's official approval. They represent interpretations and practices followed by the Division of Corporation Finance and the Office of the Chief Accountant in administering the disclosure requirements of the Federal securities laws.

In April 2009, the FASB issued FSP No. FAS 107-1 and APB 28-1, Interim Disclosures about Fair Value of Financial Instruments. This FSP amends FASB Statement No. 107, Disclosures about Fair Value of Financial Instruments, to require disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements. This FSP also amends APB Opinion No. 28, Interim Financial Reporting, to require those disclosures in summarized financial information at interim reporting periods. This FSP shall be effective for interim reporting periods ending after June 15, 2009. The Company does not have any fair value of financial instruments to disclose.

In April 2009, the FASB issued FSP No. FAS 115-2 and FAS 124-2, Recognition and Presentation of Other-Than-Temporary Impairments.  This FSP amends the other-than-temporary impairment guidance in U.S. GAAP for debt securities to make the guidance more operational and to improve the presentation and disclosure of other-than-temporary impairments on debt and equity securities in the financial statements. The FSP does not amend existing recognition and measurement guidance related to other-than-temporary impairments of equity securities. The FSP shall be effective for interim and annual reporting periods ending after June 15, 2009. The Company currently does not have any financial assets that are other-than-temporarily impaired.

In April 2009, the FASB issued FSP No. FAS 141(R)-1, Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies, to address some of the application issues under SFAS 141(R). The FSP deals with the initial recognition and measurement of an asset acquired or a liability assumed in a business combination that arises from a contingency provided the asset or liability’s fair value on the date of acquisition can be determined. When the fair value can-not be determined, the FSP requires using the guidance under SFAS No. 5, Accounting for Contingencies, and FASB Interpretation (FIN) No. 14, Reasonable Estimation of the Amount of a Loss.

URBAN BARNS FOODS INC.
(f/k/a HL Ventures Inc.)
(A Development Stage Company)
Notes to Financial Statements
January 31, 2010

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

This FSP was effective for assets or liabilities arising from contingencies in business combinations for which the acquisition date is on or after January 1, 2009. The adoption of this FSP has not had a material impact on our financial position, results of operations, or cash flows during the six months ended June 30, 2009.

In April 2009, the FASB issued FSP No. FAS 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly” (“FSP FAS 157-4”).  FSP FAS 157-4 provides guidance on estimating fair value when market activity has decreased and on identifying transactions that are not orderly.  Additionally, entities are required to disclose in interim and annual periods the inputs and valuation techniques used to measure fair value.  This FSP is effective for interim and annual periods ending after June 15, 2009.  The Company does not expect the adoption of FSP FAS 157-4 will have a material impact on its financial condition or results of operation.

In October 2008, the FASB issued FSP No. FAS 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active,” (“FSP FAS 157-3”), which clarifies application of SFAS 157 in a market that is not active.  FSP FAS 157-3 was effective upon issuance, including prior periods for which financial statements have not been issued.  The adoption of FSP FAS 157-3 had no impact on the Company’s results of operations, financial condition or cash flows.

In December 2008, the FASB issued FSP No. FAS 140-4 and FIN 46(R)-8, “Disclosures by Public Entities (Enterprises) about Transfers of Financial Assets and Interests in Variable Interest Entities.”  This disclosure-only FSP improves the transparency of transfers of financial assets and an enterprise’s involvement with variable interest entities, including qualifying special-purpose entities.  This FSP is effective for the first reporting period (interim or annual) ending after December 15, 2008, with earlier application encouraged.  The Company adopted this FSP effective January 1, 2009.  The adoption of the FSP had no impact on the Company’s results of operations, financial condition or cash flows.

In December 2008, the FASB issued FSP No. FAS 132(R)-1, “Employers’ Disclosures about Postretirement Benefit Plan Assets” (“FSP FAS 132(R)-1”).  FSP FAS 132(R)-1 requires additional fair value disclosures about employers’ pension and postretirement benefit plan assets consistent with guidance contained in SFAS 157.  Specifically, employers will be required to disclose information about how investment allocation decisions are made, the fair value of each major category of plan assets and information about the inputs and valuation techniques used to develop the fair value measurements of plan assets. This FSP is effective for fiscal years ending after December 15, 2009.  The Company does not expect the adoption of FSP FAS 132(R)-1 will have a material impact on its financial condition or results of operation.

In September 2008, the FASB issued exposure drafts that eliminate qualifying special purpose entities from the guidance of SFAS No. 140, “Accounting for Transfers and Servicing of Financial  Assets and  Extinguishments of Liabilities,” and  FASB  Interpretation 46 (revised December 2003), “Consolidation of  Variable  Interest Entities − an interpretation of ARB  No. 51,” as well as other modifications.  While the proposed revised pronouncements have not been finalized and the proposals are subject to further public comment, the Company anticipates the changes will not have a significant impact on the Company’s financial statements.  The changes would be effective March 1, 2010, on a prospective basis.

In June 2008, the FASB issued FASB Staff Position EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities, (“FSP EITF 03-6-1”). FSP EITF 03-6-1 addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting, and therefore need to be included in the computation of earnings per share under the two-class method as described in FASB Statement of Financial Accounting Standards No. 128, “Earnings per Share.” FSP EITF 03-6-1 is effective for financial statements issued for fiscal years beginning on or after December 15, 2008 and earlier adoption is prohibited. We are not required to adopt FSP EITF 03-6-1; neither do we believe that FSP EITF 03-6-1 would have material effect on our consolidated financial position and results of operations if adopted.

In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts-and interpretation of FASB Statement No. 60”.  SFAS No. 163 clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement of premium revenue and claims liabilities. This statement also requires expanded disclosures about financial guarantee insurance contracts. SFAS No. 163 is effective for fiscal years beginning on or after December 15, 2008, and interim periods within those years. SFAS No. 163 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”.  SFAS No. 162 sets forth the level of authority to a given accounting pronouncement or document by category. Where there might be conflicting guidance between two categories, the more authoritative category will prevail. SFAS No. 162 will become effective 60 days after the SEC approves the PCAOB’s amendments to AU Section 411 of the AICPA Professional Standards. SFAS No. 162 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

URBAN BARNS FOODS INC.
(f/k/a HL Ventures Inc.)
(A Development Stage Company)
Notes to Financial Statements
January 31, 2010

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In March 2008, the Financial Accounting Standards Board, or FASB, issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133.  This standard requires companies to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company has not yet adopted the provisions of SFAS No. 161, but does not expect it to have a material impact on its consolidated financial position, results of operations or cash flows.

NOTE 3.  GOING CONCERN

The accompanying financial statements are presented on a going concern basis.  The Company had no operations during the period from May 21, 2007 (inception) to July 31, 2009 and generated a net loss of $81,571.  This condition raises substantial doubt about the Company’s ability to continue as a going concern.  Even though the Company is currently in the development stage and has minimal expenses, management does not believe that the company’s current cash of $2,823 will be sufficient to cover the expenses they will incur during the next twelve months.

NOTE 4.  WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common.

NOTE 5.  RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real or personal property.  The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities as they become available.

Thus they may face a conflict in selecting between the Company and their other business interests.  The Company has not formulated a policy for the resolution of such conflicts.

NOTE 6.  INCOME TAXES

(b)
As of July 31, 2009
Deferred tax assets:
Net operating tax carryforwards	$81,571
Other	0
Gross deferred tax assets	27,734
Valuation allowance	(27,734)
Net deferred tax assets	$0

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income.  As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

URBAN BARNS FOODS INC.
(f/k/a HL Ventures Inc.)
(A Development Stage Company)
Notes to Financial Statements
January 31, 2010

NOTE 7.  NET OPERATING LOSSES

As of July 31, 2009, the Company has a net operating loss carryforward of approximately $81,571.  Net operating loss carryforward expires twenty years from the date the loss was incurred.

NOTE 8.  STOCK TRANSACTIONS

Transactions, other than employees’ stock issuance, are in accordance with paragraph 8 of SFAS 123. Thus issuances shall be accounted for based on the fair value of the consideration received.  Transactions with employees’ stock issuance are in accordance with paragraphs (16-44) of SFAS 123. These issuances shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, or whichever is more readily determinable.

On June 29, 2007 the Company issued a total of 11,200,000 shares of common stock to one director for cash at $0.000714 per share for a total of $8,000.

On July 18, 2007 the Company issued a total of 9,800,000 shares of common stock to one director for cash advanced on behalf of the Company at $0.000714 per share for a total of $7,000.

On January 30, 2008 the Company issued a total of 22,400,000 shares of common stock to twenty six unrelated investors for cash at $0.00286 per share for a total of $64,000.

As of July 31, 2009 the Company had 43,400,000 shares of common stock issued and outstanding.

NOTE 9.  STOCKHOLDERS’ EQUITY

The stockholders’ equity section of the Company contains the following classes of capital stock as of July 31, 2009:

●	Common stock, $ 0.001 par value: 100,000,000 shares authorized; 43,400,000 shares issued and outstanding.

NOTE 10.  SUBSEQUENT EVENTS

On August 19, 2009 the Company effected a 7 for 1 forward split of its share capital such that every one share of common stock issued and outstanding prior to the split was exchanged for seven post-split shares of common stock.  This forward split has been retro-actively applied to all previous periods.

URBAN BARNS FOODS INC.
(f/k/a HL Ventures Inc.)
(A Development Stage Company)
Notes to Financial Statements
January 31, 2010

NOTE 11.  RESTATED FINANCIAL STATEMENTS

The Company has restated its financial statements for the year ended July 31, 2009.  During preparation of the interim financial statements for the quarter ended October 31, 2009 it was discovered that an invoice from the Company’s attorneys in the amount of $4,455 that was dated July 31, 2009 was omitted from the year end statements as it was not received till long after its invoice date.  It was also discovered that an amount of $34 for monthly telephone charges for the month of August 2009 was incorrectly attributed to the month of July and recorded as a liability.  These two transactions resulted in a net increase in accounts payable of $4,421 and a corresponding increase in expenses which affected accounts on the Balance sheets, Statements of Operations, Statement of Stockholders’ Equity, and Statements of Cash Flows for the both the year ended July 31, 2009 as well as for the period from inception to July 31, 2009.  The following is a comparison of the summarized financial statements of the Company before and after the restatement.

	Year Ended			From Inception
	to July 31, 2009			To July 31, 2009

	Original	Restated	Change	Original	Restated	Change
BALANCE SHEET
Accounts Payable	$1,248	$5,669	$4,421
Total Current Liabilities	1,248	5,669	4,421
Total Liabilities	1,248	5,669	4,421
Deficit accumulated during development stage	(77,150)	(81,571)	(4,421)
Total Stockholders' Equity	$1,850	$(2,571)	$(4,421)

STATEMENT OF OPERATIONS
Professional Fees	$8,000	$12,455	$4,455	$16,500	$20,955	$4,455
Office and Administration	39,215	39,181	(34)	44,400	44,366	(34)
Total Operating Expenses	(55,715)	(60,135)	(4,421)	(77,150)	(81,571)	(4,421)
Net Income (Loss)	$(55,715)	$(60,135)	$(4,421)	$(77,150)	$(81,571)	$(4,421)

STATEMENT OF CASHFLOWS
Net income (loss)	$(55,715)	$(60,135)	$(4,421)	$(77,150)	$(81,571)	$(4,421)
Increase (decrease) in Accounts Payable	$1,248	$5,669	$4,421	$1,248	$5,669	$4,421

Management's Discussion and Analysis of Financial Position and Results of Operations

The following discussion should be read in conjunction with our financial statements, including the notes thereto, appearing elsewhere in this registration statement.  The discussion of results, causes and trends should not be construed to imply any conclusion that these results or trends will necessarily continue into the future.  All references to currency in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section are to U.S. dollars, unless otherwise noted.

Liquidity and Capital Resources

As of January 31, 2010, we had cash of $22,049 in our bank accounts and a working capital deficit of $34,265.

For the six months ended January 31, 2010, we had net cash spending of $97,765 on operating activities, compared to net cash spending of $14,922 on operating activities during the same period in 2009. The increase of the cash used in operating activities for the six months ended January 31, 2010 was primarily due to Legal and Accounting costs.

During the six months ended January 31, 2010, we had a decrease in cash of $0 due to investing activities, compared to net cash decrease of $0 due to financing activities during the same period in fiscal 2009. The decrease in cash from investing activities was due to the acquisition of growing equipment and the company’s website.

During the six months ended January 31, 2010, we received net cash of $53,443 from financing activities, compared to net cash received of $0 from financing activities during the same period in fiscal 2009. The increase in cash from financing activities was due to the issuance of Convertible Debentures and the issuance of common stock.

Our cash level increased by $20,990 during the six months ended January 31, 2010.

We anticipate that we will meet our ongoing cash requirements by retaining income as well as through equity or debt financing.  We plan to cooperate with various individuals and institutions to acquire the financing required to produce and distribute our products and anticipate this will continue until we accrue sufficient capital reserves to finance all of our productions independently.

Plan of Operation

Recently, our management decided to focus on acquiring or merging with one or more operating businesses.  Our efforts to identify a target business resulted in the Share Exchange Agreement with Urban Barns Foods Inc., a private company.  On December 4, 2009 the share exchange with Urban Barns, the private company, closed, and we accordingly adopted the business of Urban Barns.  We are now an urban produce production company that aims to be the supplier of choice of fresh, locally grown, high-quality organic and conventional fruits and vegetables for urban consumers.

We estimate that our expenses over the next 12 months (beginning June 2010) will be approximately $2,301,800 as summarized in the table below.  These estimates may change significantly depending on the nature of our future business activities and our ability to raise capital from investors or other sources.

Description	Potential Completion Date	Estimated Expenses ($)
Seedling purchases	12 months	96,000
Packaging	12 months	76,800
Direct cost of sales (including research and development)	12 months	979,200
Shipping	12 months	225,000
Payroll	12 months	350,000
Advertising and marketing	12 months	370,000
General and administrative expenses	12 months	204,800
Total		2,301,800

Our general and administrative expenses for the year will consist of professional fees, office maintenance, communication expenses (cellular, internet, fax and telephone), bank charges, courier and postage costs, office supply costs and fees related to our website. Our professional fees will include legal, accounting and auditing fees related to our regulatory filings throughout the year.

Based on our planned expenditures, we require additional funds of $2,301,800 to proceed with our business plan over the next 12 months.  If we are not able to obtain additional financing on a timely basis, we will be unable to conduct our operations as planned, and we will not be able to meet our obligations as they become due.  In such event, we will be forced to scale down or perhaps even cease our operations.  We have entered into a Preferred Stock Purchase Agreement with Socius Capital Group, LLC, pursuant to which Socius has committed to acquire $5 million dollars worth of our Series A Preferred stock at $10,000 per share, subject to certain conditions.  However, there can be no assurance that we will be able to meet the preconditions to Socius’ purchase of our Preferred stock and as such, no assurance that we will able to raise sufficient capital to fund out proposed business plan.

Results of Operations For Six Months Ended January 31, 2010

We are still in our development stage and have generated no revenues to date.

We incurred operating expenses of $98,096 for the six months ended January 31, 2010.  These expenses consisted of $20,431 in research and development, $9,750in travel expenses, $652 in depreciation expenses, $125 in bank charges, and $58,202 in professional fees.  For the same period ended January 31, 2009 we incurred operating expenses of $0 as the Company was incorporated on July 3, 2009.

The following table provides selected financial data about our company for the quarter ended January 31, 2010.

Balance Sheet Data:	01/31/10
Cash	$22,049
Fixed assets	$18,590
Total assets	$40,814
Total liabilities	$81,424
Shareholders' equity	$(40,610)

Results of Operations For Years Ended July 31, 2009 and 2008

We are still in our development stage and have generated no revenues to date.

We incurred operating expenses of $60,135 and $13,845 for the years ended July 31, 2009 and 2008, respectively. These expenses consisted of general operating expenses and professional fees incurred in connection with the day to day operation of our business and the preparation and filing of our required reports with the U.S. Securities and Exchange Commission.

Our net loss from inception (May 21, 2007) through July 31, 2009 was $81,571.

We have sold $72,000 in equity securities and issued $7,000 in common stock in exchange for mineral property expenses paid by our officer on our behalf.

Inflation

The amounts presented in the financial statements do not provide for the effect of inflation on our operations or financial position. The net operating losses shown would be greater than reported if the effects of inflation were reflected either by charging operations with amounts that represent replacement costs or by using other inflation adjustments.

Off-Balance Sheet Arrangements

As of January 31, 2010 we had no off balance sheet transactions that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Critical Accounting Policies

Our financial statements are impacted by the accounting policies used and the estimates and assumptions made by management during their preparation. A complete summary of these policies are included in note 2 of the Notes to our Financial Statements. We have identified below the accounting policies that are of particular importance in the presentation of our financial position, results of operations and cash flows, and which require the application of significant judgment by our management.

Basic Earnings per Share

In February 1997, the FASB issued ASC-260, “Earnings per Share”, which specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock.  ASC-260 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share.  We have adopted the provisions of ASC-260 effective May 21, 2007 (inception). Basic net loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding.  Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in our company.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. In accordance with FASB 16 all adjustments are normal and recurring.

Depreciation

We depreciate our fixed assets once they have been placed into service. Equipment purchased or leased for research and development are fully expensed as research and development. We are currently developing an interactive website and classify it as a balance sheet asset and is depreciated over 5 years.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

During the last two fiscal years, we have changed our accountants twice.  Once from Moore and Associates to Seale & Beers, CPA’s, LLC and once from Seale & Beers to Saturna Group Chartered Accountants.  We have listed disclosure for both changed below:

First Change

On August 6, 2009, our Board of Directors dismissed Moore & Associates Chartered, our independent registered public account firm. On the same date, August 6, 2009, the accounting firm of Seale and Beers, CPAs was engaged as our independent registered public account firm. Our Board of Directors and Audit Committee approved of the dismissal of Moore & Associates Chartered and the engagement of Seale and Beers, CPAs as our independent auditor. None of the reports of Moore & Associates Chartered on our financial statements for either of the past two years or subsequent interim period contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except that our audited financial statements contained in its Form 10-K for the fiscal year ended July 31, 2008 a going concern qualification in the audited financial statements.

On September 2, 2009 we received notice from the Securities and Exchange Commission that Moore and Associates, Chartered had its registration revoked by the Public Company Accounting Oversight Board due to violations of PCAOB rules and auditing standards in auditing the financial statements, PCAOB rules and quality standards, and Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder, and noncooperation with a Board investigation.

During our two most recent fiscal years and the subsequent interim periods thereto, there were no disagreements with Moore and Associates, Chartered whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Moore and Associates, Chartered's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on our financial statements.

We have requested that Moore and Associates, Chartered furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree. Moore and Associates, Chartered have declined to provide us with a currently dated letter.

On August 6, 2009, we engaged Seale and Beers, CPAs as our independent accountant. During the two most recent fiscal years and the interim periods preceding the engagement, we had not consulted Seale and Beers, CPAs regarding any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-B.

As Moore and Associates, Chartered is no longer registered with the PCAOB, we have been advised that we may not include their audit reports or consents in future filings with the Securities and Exchange Commission. We will be required to have Seale and Beers, CPAs re-audit any years audited by Moore and Associates, Chartered that are required to be included in future filings with the Securities and Exchange Commission.

Second Change

(i)	On April 27, 2010, we formally informed Seale & Beers, CPA’s, LLC of their dismissal as its independent registered public accounting firm.

(ii)
The reports of Seale & Beers, CPA’s, LLC on our consolidated financial statements as of and for the fiscal years ended July 31, 2009 and July 31, 2008 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle except to indicate that there was substantial doubt about our ability to continue as a going concern.

(iii)	Our Board of Directors participated in and approved the decision to change independent registered public accounting firms.

(iv)
During the fiscal years ended July 31, 2008 and July 31, 2009, and through April 27, 2010, there have been no disagreements with Seale & Beers, CPA’s, LLC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Seale & Beers, CPA’s, LLC would have caused them to make reference thereto in connection with their report on the financial statements for such years.

(v)
We have requested that Seale & Beers, CPA’s, LLC furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements.  A copy of the letter provided by Seale & Beers, CPA’s, LLC is filed as Exhibit 16.1 to this Form 8-K.

(b) New independent registered public accounting firm

(1)
On April 27, 2010 we engaged Saturna Group Chartered Accountants, LLP as our new independent registered public accounting firm.  During the two most recent fiscal years and through April 27, 2010, we had not consulted with Saturna Group Chartered Accountants, LLP PC regarding any of the following:

(i)	The application of accounting principles to a specific transaction, either completed or proposed;

(ii)
The type of audit opinion that might be rendered on our consolidated financial statements, and none of the following was provided to us:  (a) a written report, or (b) oral advice that Saturna Group Chartered Accountants, LLP concluded was an important factor considered by the Company in reaching a decision as to accounting, auditing or financial reporting issue; or

(iii)	Any matter that was subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K.

Directors and Executive Officers

Directors and Officers

Our Bylaws state that our authorized number of directors shall be not less than one and shall be set by resolution of our Board of Directors.  Our Board of Directors has fixed the number of directors at three, and we currently have three directors.

Our current directors and officers are as follows:

Name	Age	Position
Jacob Benne	67	President, Chief Executive Officer and Director
Daniel Meikleham	66	Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and Director
Robyn Jackson	63	Vice President, Logistics and Director
Mark Hanson	57	Director, Chairman of Audit Committee
Cesar Montilla	67	Director of Business Development and Director

Our Directors will serve in that capacity until our next annual shareholder meeting or until their successors are elected and qualified.  Officers hold their positions at the will of our Board of Directors.  There are no arrangements, agreements or understandings between non-management security holders and management under which non-management security holders may directly or indirectly participate in or influence the management of our affairs.

Jacob Benne, President, Chief Executive Officer and Director

Jacob Benne has been our President, Chief Executive Officer and Director since November 18, 2009.

Mr. Benne graduated from the Dutch Agricultural College in 1960 in the top 5% of his class.  Following graduation, he joined the Dutch army and served his country for two years before entering the agricultural/horticultural industry.  He has since enjoyed a distinguished 46 year career that began with establishing his first greenhouse entrepreneurial enterprise in August 1963.

Mr. Benne immigrated to Canada in 1981, and upon his arrival he established an eight-acre greenhouse facility with a local partner, acting as its project manager.  In nine years, the facility grew to cover fourteen acres.  Following this success, Mr. Benne acquired a neighboring property and established Bevo Farms Ltd. in 1987.  For the last 22 years he has operated Bevo Farms Ltd. (which subsequently became Bevo Agro Inc.), and in 2000 he took the company public by listing it on the TSX Venture Exchange under the trading symbol BVO.V.  Mr. Benne has served as the President and Chief Executive Officer of Bevo Agro Inc. for the past nine years and in that time has built the company into North America’s leading provider of propagated plants, with annual sales in excess of $15 million.  Mr. Benne brings his vast experience and enthusiasm to Urban Barns Foods Inc. as its President and is committed to the goal of making the company an international leader in the horticulture business.

Daniel Meikleham, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and Director

Daniel Meikleham has been our Chief Financial Officer, Principal Accounting Officer, Secretary and Treasurer since November 27, 2009.  He has also been our Director since September 21, 2009.  He is a co-creator of the Urban Barns Foods Inc. business concept.

Mr. Meikleham is the former Chief Financial Officer and current Enterprise Risk Manager for Red Sea Housing Services, a publicly listed corporation in Saudi Arabia that employs over 3,000 people and has a market capitalization of approximately $500 Million. In 2006, he was instrumental in transforming the company from a private enterprise into a listed public company through a $140 million full prospectus IPO.  Mr. Meikleham’s responsibilities include strategic planning and overseeing the set-up of subsidiaries positioned throughout the world, including the Caribbean, North and Sub-Saharan Africa, the Middle East and Southeast Asia.

Until 2005, Mr. Meikleham worked in the insurance business for 28 years with three major insurance corporations, culminating in a seven year stint with the Prudential Insurance Company of America during which he was honored five times as President of the Gibraltar Club for being their top national producer.  From 1998 to 2000, Mr. Meikleham also served as a co-founder and Director of a Puerto Rico venture capital fund.  Mr. Meikleham was educated at the Central College of Commerce and Distribution in Glasgow, Scotland, where he won the annual national British-wide government competition in mathematics.

Robyn Jackson, Vice President, Logistics and Director

Robyn Jackson has been our Vice President, Logistics and Director since November 20, 2009.

Mr. Jackson founded Robyn’s Transportation & Distribution Services Ltd. (formerly Robyn’s Trucking) in Alberta, Canada in 1976.  For the past 33 years he has served as its President and Chief Executive Officer and built the company into a niche refrigerated shipper of food and propagated plants, with annual revenues of more than CAD$17,000,000.  Mr. Jackson’s company currently owns five refrigerated distribution facilities across Western Canada, employs more than 60 professional drivers and ships food products and plants to all Wal-Mart, Sobeys and Canadian Tire stores in Canada located west of Thunder Bay, Ontario.  It also delivers goods to Canadian Superstore and Safeway warehouses across Western Canada.

Mark Hanson, Director

Mr. Hanson has been our director since December 1, 2009.  He is a qualified barrister and solicitor in four jurisdictions (New Zealand, the United Kingdom, Hong Kong and Australia), and has enjoyed a 22-year career in investment banking specializing in corporate finance, mergers and acquisitions, private equity and structured finance, including the formation of investment funds.

Mr. Hanson has been based in Bahrain since 2007, during which time he has been the Chief Executive Officer of Global Banking Corporation, an Islamic investment bank with a market capitalization of $250 million that is active in financial services in the private equity, real estate and energy sectors.  Prior to moving to Bahrain, Mr. Hanson worked in Saudi Arabia for a period of three years as an advisor to the Deputy Governor of the country’s central bank (SAMA) before establishing the Saudi investment banking arm of ABN AMRO.

Currently, he is a consultant with Cynosure Associates consulting in financial, oil & gas, real estate, logistics and agriculture sectors. He is active in Bahrain, Kuwait, Sudan and North America.

Before his stint in the Middle East, Mr. Hanson worked in Hong Kong for 11 years and Singapore for two years acting variously as the Chief Executive Officer of Bain Securities Limited, the Managing Director of Peregrine Capital Limited and the Deputy Chief Executive of the Hong Kong Stock Exchange, the latter for a period of three-and-a-half years.  Mr. Hanson graduated from the University of Auckland, New Zealand with a Bachelor of Laws degree in 1976.

Cesar Montilla, Director of Business Development, Director

Mr. Montilla has been the Chief Executive Officer of SPECTRUM Finance Network, an international consulting organization, and private capital firm with expertise and experience, on the structuring, re-structuring, and financing of companies, since 2000.  He was also President of Ascender Management Services, Inc. an SEC registered investment advisory firm to individuals and institutions between 2004 and 2007.

He had been Chairman and Chief Executive Officer of Clark Melvin Securities Corporation since 1990. In October 1997 Samuel Ramirez & Co., one of the nation's largest municipal bond dealers, purchased Clark Melvin, and he became a Managing Director at that firm and left in 1998. From 1980 he was Managing Director in charge of Kidder, Peabody's total business in Florida and South America and President of Kidder Peabody, Puerto Rico Inc., until he became a Managing Director of Merrill Lynch, who acquired that region in 1989. He left Merrill Lynch in 1990 to become the principle of Clark Melvin. Prior to 1980, Mr. Montilla was Chairman of the Securities Corporation of Puerto Rico which, at that time, was Puerto Rico's only native investment banking corporation, and an affiliate of the First Boston Corporation.  From 1965 to 1973 he was Vice President and stockholder of Blyth, Eastman Dillon and Co.

A native of Puerto Rico, Mr. Montilla graduated from the Cheshire Academy in Connecticut, attended Cornell University, Ithaca, N.Y., the University of Puerto Rico, and the University of Florida in Gainesville where he studied Architecture.  He completed studies at the New York Institute of Finance in 1965.

Mr. Montilla has served on the Board of Directors of the Puerto Rican Society of Financial Analysts and the Puerto Rico Development Fund of the Government Development Bank of Puerto Rico.  He has also served on Advisory Councils for the United States Department of Commerce, Banco Popular de Puerto Rico and the New York Stock Exchange. He was a registered principal with the National Association of Securities Dealers (NASD), served on the Public Finance Committee of the Public Securities Association (PSA), the Executive Committee of the Public Securities Association and the Executive Committee of the New York Region of the Securities Industry Association (SIA). He served on the Boards of GM Group and Fajardo Federal Bank until both institutions were sold in 1999; he also served as Chairman of the Salvation Army's Advisory Council and was on the Board of Directors of the Puerto Rico Aqueduct and Sewer Authority (PRASA) for six years.

Mr. Montilla currently sits on the Boards of GM Capital, HIMA•San Pablo Hospitals; Sofscape Caribe, Opera de Puerto Rico, Inc., “Fondita de Jesus” and is on the Puerto Rico Advisory Board of the United States Army.

Other Directorships

During the last five years, none of our directors have held any other directorships in any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

Board of Directors and Director Nominees

Since our Board of Directors does not include a majority of independent directors, the decisions of the Board regarding director nominees are made by persons who have an interest in the outcome of the determination.  The Board will consider candidates for directors proposed by security holders, although no formal procedures for submitting candidates have been adopted.  Unless otherwise determined, at any time not less than 90 days prior to the next annual Board meeting at which the slate of director nominees is adopted, the Board will accept written submissions from proposed nominees that include the name, address and telephone number of the proposed nominee; a brief statement of the nominee’s qualifications to serve as a director; and a statement as to why the security holder submitting the proposed nominee believes that the nomination would be in the best interests of our security holders.  If the proposed nominee is not the same person as the security holder submitting the name of the nominee, a letter from the nominee agreeing to the submission of his or her name for consideration should be provided at the time of submission.  The letter should be accompanied by a résumé supporting the nominee's qualifications to serve on the Board, as well as a list of references.

The Board identifies director nominees through a combination of referrals from different people, including management, existing Board members and security holders.  Once a candidate has been identified, the Board reviews the individual's experience and background and may discuss the proposed nominee with the source of the recommendation.  If the Board believes it to be appropriate, Board members may meet with the proposed nominee before making a final determination whether to include the proposed nominee as a member of the slate of director nominees submitted to security holders for election to the Board.

Some of the factors which the Board considers when evaluating proposed nominees include their knowledge of and experience in business matters, finance, capital markets and mergers and acquisitions.  The Board may request additional information from each candidate prior to reaching a determination.  The Board is under no obligation to formally respond to all recommendations, although as a matter of practice, it will endeavor to do so.

Conflicts of Interest

Our directors are not obligated to commit their full time and attention to our business and, accordingly, they may encounter a conflict of interest in allocating their time between our operations and those of other businesses.  In the course of their other business activities, they may become aware of investment and business opportunities which may be appropriate for presentation to us as well as other entities to which they owe a fiduciary duty.  As a result, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented.  They may also in the future become affiliated with entities, engaged in business activities similar to those we intend to conduct.

In general, officers and directors of a corporation are required to present business opportunities to a corporation if:

●	the corporation could financially undertake the opportunity;

●	the opportunity is within the corporation’s line of business; and

●	it would be unfair to the corporation and its stockholders not to bring the opportunity to the attention of the corporation.

We have a code of ethics manual that obligates our directors, officers and employees to disclose potential conflicts of interest and prohibits those persons from engaging in such transactions without our consent.

Significant Employees

Other than as described above, we do not expect any other individuals to make a significant contribution to our business.

Legal Proceedings

None of our directors, executive officers, promoters or control persons has been involved in any of the following events during the past five years:

1.
A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.
Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i.
Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.	Engaging in any type of business practice; or

iii.	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.
Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

5.
Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.
Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.
Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.	Any Federal or State securities or commodities law or regulation; or

ii.
Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.
Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Audit Committee

We have an audit committee comprised of our entire Board of Directors. The Board of Directors as a whole participates in the review of financial statements and disclosure under the direction of Mark Hanson, the Chairman of our Audit Committee.

Family Relationships

There are no family relationships among our officers, directors, or persons nominated for such positions.

Code of Ethics

We have adopted a code of ethics that applies to our officers, directors, consultants and employees.  A copy of the code of ethics is attached as Exhibit 14.1.

Executive Compensation

None of our directors or executive officers received any compensation from us during our last two completed fiscal years. Pursuant to Item 402(f)(4) of Regulation S-K we have omitted the Summary Compensation table since no compensation has been awarded to, earned by, or paid to these individuals.

Option Grants

We did not grant any options or stock appreciation rights to our named executive officers or directors from our inception to June 2, 2010. We plan to implement, after we become operational and contract full-time executives and managers to run our operations, our 2010 Stock Plan which allows for the issuance of 2,000,000 shares of our common stock and options to acquire an additional 2,000,000 shares of our common stock.

Management Agreements

We have not yet entered into any consulting or management agreements with any of our current executive officers or directors.

Compensation of Directors

Our directors did not receive any compensation for their services as directors from our inception to June 2, 2010.  We may compensate our directors for their services in the future, and such directors are expected in the future to receive shares of our common stock and options to purchase additional shares of our common stock as awarded by our Board of Directors or by any compensation committee that may be established.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits to our directors or executive officers.  We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the Board of Directors or a committee thereof.

Compensation Committee

We do not currently have a compensation committee of the Board of Directors or a committee performing similar functions.  The Board of Directors as a whole participates in the consideration of executive officer and director compensation.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the ownership, as of June 2, 2010, of our common stock by each of our directors, by all of our executive officers and directors as a group and by each person known to us who is the beneficial owner of more than 5% of any class of our securities.  As of June 2, 2010, there were 49,804,758 shares of our common stock, and warrants to acquire a further 27,371,500 shares of our common stock issued and outstanding for a total of 77,176,258 shares of common stock issued and outstanding for the purposes of the ownership disclosure below.  All persons named have sole or shared voting and investment control with respect to the shares, except as otherwise noted.  The number of shares described below includes shares which the beneficial owner described has the right to acquire within 60 days of the date of this registration statement.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Common Stock	Jacob Benne (2) 7170 Glover Drive Milner, British Columbia Canada V0X 1T0	25,000,000 (3)	32.4
Common Stock	Daniel Meikleham (4) 12936 Elbow Drive SW Calgary, Alberta Canada T2W 6G6	25,000,000 (5)	32.4
Common Stock	Robyn Jackson (6) 72 Prestwick Estate Way SE Calgary, Alberta Canada T2Z 3Y9	0	0
Common Stock	Mark Hanson (7) House No. 43, Block 4 Kaifan, Kuwait	0	0
Common Stock	Cesar Montilla (8) 1825 Miosotis Street,"Santa Maria", San Juan, Puerto Rico (USA), 00927	0	0
	All Officers and Directors as a Group	25,000,000	32.4
Common Stock	Gerald Fitzpatrick 982 Habgood Street White Rock, British Columbia Canada V4B 4W6	25,000,000 (9)	32.4
Common Stock	Socius CG II, Ltd. Clarendon House, 2 Church Street Hamilton, HM 11, Bermuda	27,470,588 (10)	36.9
	All Others as a Group	52,470,588

(1)           Based on 49,804,758 shares of our common stock, and warrants to acquire a further 27,371,500 shares of our common stock issued and outstanding for a total of 77,176,258 shares of common stock issued and outstanding as of June 2, 2010.

(2)           Jacob Benne is our President, Chief Executive Officer and Director.

(3)           Includes 5,000,000 shares held by the Benne Family Trust, a trust over which Mr. Benne has sole voting and investment power, 10,000,000 shares held by the Meikleham Family Trust, a trust over which Daniel Meikleham, our Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and Director, has shared voting and investment power, and 10,000,000 shares held by Gerald Fitzpatrick.  All of these shares are subject to a voting and lock up agreement between the Benne Family Trust, the Meikleham Family Trust and Gerald Fitzpatrick dated December 4, 2009.

(4)           Daniel Meikleham is our Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and Director.

(5)           Includes 10,000,000 shares held by the Meikleham Family Trust, a trust over which Mr. Meikleham has shared voting and investment power, 5,000,000 shares held by the Benne Family Trust, a trust over which Jacob Benne, our President, Chief Executive Officer and Director, has sole voting and investment power, and 10,000,000 shares held by Gerald Fitzpatrick.  All of these shares are subject to a voting and lock up agreement between the Benne Family Trust, the Meikleham Family Trust and Gerald Fitzpatrick dated December 4, 2009.

(6)           Robyn Jackson is our Vice President, Logistics and Director.

(7)           Mark Hanson is our Director and the Chairman of our Audit Committee.

(8)           Cesar Montilla is our Director of Corporate Development.

(9)           Includes 10,000,000 shares held by Mr. Fitzpatrick, 5,000,000 shares held by the Benne Family Trust, a trust over which Jacob Benne, our President, Chief Executive Officer and Director, has sole voting and investment power, and 10,000,000 shares held by the Meikleham Family Trust, a trust over which Daniel Meikleham, our Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and Director, has shared voting and investment power.  All of these shares are subject to a voting and lock up agreement between the Benne Family Trust, the Meikleham Family Trust and Mr. Fitzpatrick dated December 4, 2009.

(10)           Includes 1,470,588 shares of our common stock and warrants to acquire 27,000,000 more shares of our common stock.

Changes in Control

As of June 2, 2010 we had no pension plans or compensatory plans or other arrangements which provide compensation in the event of termination of employment or a change in our control.

Certain Relationships and Related Transactions

On December 4, 2009 we closed our reverse merger with Urban Barns Foods Inc., an Alberta company.  Pursuant to the terms of the reverse merger, we issued 25,000,000 shares of our common stock to the Meikleham Family Trust, the Benne Family Trust and Gerald Fitzpatrick, the former shareholders of the Alberta company and our affiliates.

Our research and development is conducted by Jacob Benne, our President, Chief Executive Officer and director at a facility owned by a company that he has an interest in. Under this program we have spent $20,431 classified as research and development as of January 31, 2010.

There have been no other transactions since the beginning of our last fiscal year or any currently proposed transactions in which we are, or plan to be, a participant and the amount involved exceeds $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest.

Director Independence

Our securities are quoted on the OTC Bulletin Board which does not have any director independence requirements.  Once we engage further directors and officers, we plan to develop a definition of independence and scrutinize our Board of Directors with regard to this definition.

Disclosure of Commission Position on Indemnification of Securities Act Liabilities

Our Bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making us responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or control persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Reports to Security Holders

We are subject to the reporting and other requirements of the Exchange Act and we intend to furnish our shareholders with annual reports containing financial statements audited by our independent auditors and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year.

The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.  The address of that site is www.sec.gov.

PROSPECTUS

URBAN BARNS FOODS INC.

28,470,588 Shares of Common Stock

The date of this Prospectus is June 2, 2010.

Dealer Prospectus Delivery Obligation

Until a date, which is 90 days after the date of this prospectus, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

Item 13.  Other Expenses of Issuance and Distribution

Our estimated expenses in connection with the issuance and distribution of the securities being registered in this Prospectus are as follows:

Commission filing fee	$548
Legal fees and expenses	35,000
Accounting fees and expenses	5,000
Printing and marketing expenses	100
Miscellaneous	352
Total	$41,000

Item 14.  Indemnification of Directors and Officers

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of us is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

●	Article VII of our Bylaws, filed as Exhibit 3.2 to this Registration Statement; and

●	Chapter 78 of the Nevada Revised Statutes (the “NRS”).

Nevada Revised Statutes

Section 78.138 of the NRS provides for immunity of directors from monetary liability, except in certain enumerated circumstances, as follows:

“Except as otherwise provided in NRS 35.230, 90.660, 91.250, 452.200, 452.270, 668.045 and 694A.030, or unless the Articles of Incorporation or an amendment thereto, in each case filed on or after October 1, 2003, provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that:

(a)	his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and

(b)	his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.”

Section 78.5702 of the NRS provides as follows:

1.
A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)	is not liable pursuant to NRS 78.138; or

(b)
acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

2.
A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)	is not liable pursuant to NRS 78.138; or

(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Our Bylaws

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making us responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Item 15.  Recent Sales of Unregistered Securities

From our inception on May 21, 2007 to May 17, 2009 we completed the following sales of unregistered securities:

●
On June 29, 2007 we issued 1,600,000 shares our of common stock to Deniz Hassan, our former President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director, at a price of $0.005 per share in exchange for cash proceeds of $8,000.  These securities were issued without a prospectus pursuant to an exemption from registration contained in section 4(2) of the Securities Act.

●
On July 18, 2007 we issued 1,400,000 shares our of common stock to Deniz Hassan, our former President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director, at a deemed price of $0.005 per share in exchange for $7,000 in mineral property costs incurred by Mr. Hassan on our behalf.  These securities were issued without a prospectus pursuant to an exemption from registration contained in section 4(2) of the Securities Act.

●
On January 30, 2008 we issued 3,200,000 shares of our common stock to twenty-six non-U.S. investors at a price of $0.02 in exchange for cash proceeds of $64,000.  These securities were issued without a prospectus pursuant to an exemption from registration contained in Regulation S of the Securities Act.

●
Between September 28, 2009 and November 2, 2009 we issued warrants to purchase 71, 500 shares of our common stock pursuant to a series of secured convertible debenture purchase agreements with eight non-U.S. investors in exchange for cash proceeds of $71,500.   Each warrant entitles the holder thereof to purchase one share of our common stock at a price of $1.50 per share for a period of 18 months from the date of the holder’s secured convertible debenture purchase agreement.  The principal of each debenture accrues interest at a rate of 12% per annum and is convertible, together with any interest accrued thereon, into shares of our common stock at a rate of $1 per share at the option of the holder thereof upon 15 business days’ written notice.

●
On December 4, 2009 we issued 5,000,000 shares of our common stock to the Benne Family Trust, a trust over which Jack Benne, our President, Chief Executive Officer and Director, has sole voting and investment power, pursuant to the terms of the Share Exchange Agreement.  These securities were issued without a prospectus pursuant to an exemption from registration contained in Regulation S of the Securities Act.

●
On December 4, 2009 we issued 10,000,000 shares of our common stock to the Meikleham Family Trust, a trust over which Daniel Meikleham, our Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and Director, has shared voting and investment power, pursuant to the terms of the Share Exchange Agreement.  These securities were issued without a prospectus pursuant to an exemption from registration contained in Regulation S of the Securities Act.

●
On December 4, 2009 we issued 10,000,000 shares of our common stock to Gerald Fitzpatrick, a former shareholder of Urban Barns, pursuant to the terms of the Share Exchange Agreement.  These securities were issued without a prospectus pursuant to an exemption from registration contained in Regulation S of the Securities Act.

●
On December 17, 2009 we issued 50,000 units at $0.85 per unit to a non-US investor.  Each unit was comprised of one share of our common stock and one warrant to acquire another share of our common stock at $1.25 per share for a period of twenty four months from the date of issuance. These securities were issued without a prospectus pursuant to an exemption from registration contained in Regulation S of the Securities Act.

●
On February 25, 2010 we issued 250,000 units at $0.80 per unit to a non-US investor.  Each unit was comprised of one share of our common stock and one warrant to acquire another share of our common stock for a period of 24 months at $1.08 per share for the first 12 months and $1.20 thereafter. These securities were issued without a prospectus pursuant to an exemption from registration contained in Regulation S of the Securities Act.

●
On April 13, 2010 we issued 1,470,588 of our shares to Socius CG II, Ltd., pursuant to the terms of the Preferred Stock Purchase Agreement entered into with Socius Capital Group LLC.  These shares were issued without a prospectus pursuant to an exemption from registration contained in Section 4(2) of the Securities Act.

Our reliance upon the exemption under Section 4(2) of the Securities Act of 1933 was based on the fact that the issuance of the securities did not involve a “public offering.” Each offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." The investors negotiated the terms of the transactions directly with our executive officers. No general solicitation was used, no commission or other remuneration was paid in connection with these transactions, and no underwriter participated. Based on an analysis of the above factors, these transactions were effected in reliance on the exemption from registration provided in Section 4(2) of the Securities Act for transactions not involving any public offering.

Our reliance upon the exemption under Rule 903 of Regulation S of the Securities Act was based on the fact that the sales of the securities were completed in an "offshore transaction", as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the securities. Each investor was not a US person, as defined in Regulation S, and was not acquiring the securities for the account or benefit of a US person.

Item 16.  Exhibits

Exhibit Number	Exhibit Description
2.1	Share Exchange Agreement with Urban Barns Foods Inc., dated October 9, 2009 (1)
3.1	Articles of Incorporation of Urban Barns Foods Inc. (formerly HL Ventures Inc.) (2)
3.2	Certificate of Amendment filed with the Nevada Secretary of State on July 22, 2009 (3)
3.3	Bylaws of Urban Barns Foods Inc. (formerly HL Ventures Inc.) (2)
4.1	Instrument Defining the Right of Holders – Form of Share Certificate (2)
5.1	Legal Opinion of Macdonald Tuskey
10.1	Share Cancellation Agreement with Deniz Hassan dated December 4, 2009 (1)
14.1	Code of Ethics
16.1	Letter from Seale & Beers, CPA’s, LLC to the SEC dated April 27, 2010 (4)
21	List of Subsidiaries: Urban Barns Foods Inc., an Alberta Company
23.1	Consent of Seale & Beers, CPA’s, LLC
23.2	Consent of Macdonald Tuskey (see Exhibit 5.1)

(1)	Included as an exhibit to our Current Report on Form 8-K filed on October 9, 2009.
(2)	Included as an exhibit to our Registration Statement on Form SB-2 filed on September 6, 2007.
(3)	Included as an exhibit to our Current Report on Form 8-K filed on July 28, 2009.
(4)	Included as an exhibit to our Current Report on Form 8-K filed on April 29, 2010.

Item 17.  Undertakings

The registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.
That for the purpose of determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

4.
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv)	Any other communication that is an offer in the offering made by the registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Signatures

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia on June 2, 2010.

URBAN BARNS FOODS INC.

By:	/s/ Jacob Benne
Jacob Benne
President, Chief Executive Officer, Director

In accordance with the requirements of the Securities Act, this Prospectus has been signed by the following persons in the capacities and on the dates stated.

SIGNATURES	TITLE	DATE

/s/ Jacob Benne	President, Chief Executive Officer, Secretary, Director	June 2, 2010
Jacob Benne

/s/ Daniel Meikleham	Chief Financial Officer, Principal Accounting Officer, Treasurer, Secretary, Director	June 2, 2010
Daniel Meikleham

/s/Robyn Jackson		June 2, 2010
Robyn Jackson	Director